SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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☒	Definitive Proxy Statement
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GUITAR CENTER, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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GUITAR CENTER, INC. 5795 Lindero Canyon Road Westlake Village, California 91362

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 10, 2007

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Guitar Center, Inc. will be held at Guitar Center, Inc., 5795 Lindero Canyon Road, Westlake Village, California 91362, on Thursday, May 10, 2007 at 5:00 p.m. local time, for the following purposes:

•       to elect a board of nine directors for the ensuing year or until the election and qualification of their respective successors;

•       to approve an amendment to our 2004 Guitar Center, Inc. Incentive Stock Award Plan to, among other things, increase the number of shares that may be issued under the plan from 2,800,000 to 4,300,000;

•       to ratify the selection of KPMG LLP as Guitar Center’s independent registered public accounting firm for the year ending December 31, 2007; and

•       to transact any other business which is properly brought before the meeting or any adjournment or postponement thereof.

Please refer to the attached proxy statement, which forms a part of this Notice and is incorporated herein by reference, for further information with respect to the business to be transacted at the annual meeting.

Stockholders of record at the close of business on March 23, 2007 are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof. The list of stockholders will be available for examination for ten days prior to the annual meeting at Guitar Center, Inc., 5795 Lindero Canyon Road, Westlake Village, California 91362. All stockholders are cordially invited to attend the annual meeting.

By Order of the Board of Directors

Leland P. Smith
Executive Vice President of Corporate Development,
General Counsel and Secretary
Westlake Village, California
April 13, 2007

GUITAR CENTER, INC.

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

May 10, 2007

INTRODUCTION

General

This proxy statement is furnished to our stockholders in connection with the solicitation of proxies for use at our annual meeting of stockholders to be held at Guitar Center, Inc., 5795 Lindero Canyon Road, Westlake Village, California 91362, on Thursday, May 10, 2007 at 5:00 p.m. local time, for the following purposes:

•       to elect a board of nine directors for the ensuing year or until the election and qualification of their respective successors;

•       to approve an amendment to our 2004 Guitar Center, Inc. Incentive Stock Award Plan to, among other things, increase the number of shares that may be issued under the plan from 2,800,000 to 4,300,000;

•       to ratify the selection of KPMG LLP as Guitar Center’s independent registered public accounting firm for the year ending December 31, 2007; and

•       to transact any other business which is properly brought before the meeting or any adjournment or postponement thereof.

A copy of our Annual Report on Form 10-K for the year ended December 31, 2006 and this proxy statement and accompanying proxy card will be first mailed to stockholders on or about April 13, 2007.

This solicitation is made on behalf of our Board of Directors, and we will pay the costs of solicitation. Our directors, officers and employees may also solicit proxies by telephone, e-mail, fax or personal interview. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to our stockholders. We have retained Mellon Investor Services to assist in the solicitation of proxies with respect to shares of our common stock held of record by brokers, nominees and institutions for a customary fee.

Our principal executive offices are located at 5795 Lindero Canyon Road, Westlake Village, California 91362, telephone (818) 735-8800.

Shares Entitled to Vote

Our outstanding common stock constitutes the only class of securities entitled to vote at the meeting. Stockholders of record of the common stock at the close of business on March 23, 2007 are entitled to notice of, and to vote at, the meeting. On that date, 29,541,490 shares of our common stock were issued and outstanding.

The presence at the meeting, in person or by proxy, of a majority of the shares of the common stock issued and outstanding on March 23, 2007 will constitute a quorum. Abstentions and broker non-votes (proxies submitted by brokers that do not indicate a vote for a proposal because they do not have discretionary voting authority and have not received instructions as to how to vote on a proposal) are counted as present in determining whether the quorum requirement is satisfied. However, broker non-votes will not be counted in determining the number of shares necessary for approval of any proposal.

There are no statutory or contractual rights of appraisal or similar remedies available to those stockholders who dissent from any matter to be acted on at the meeting. Cumulative voting is not available and each share of common stock is entitled to one vote.

Voting Procedures

A proxy card is enclosed for your use. We ask that you sign, date and return the proxy card in the accompanying envelope, which is postage prepaid if you mail it in the United States, or use the Internet or telephone voting procedures as instructed on the proxy card. A holder of record may also vote in person at the meeting, or submit a signed proxy card at the meeting. All votes cast at the meeting will be tabulated by the persons appointed by us to act as inspectors of election for the meeting.

You have a choice regarding the matters to be voted upon at the meeting. Concerning the election of the directors, by checking the appropriate box on your proxy card you may:

•       vote for the director nominees; or

•       withhold authority to vote for some or all of the director nominees.

Concerning the approval of the amendment to the 2004 Guitar Center, Inc. Incentive Stock Award Plan, which we refer to as the “2004 Plan,” you may:

•       approve the amendment to the 2004 Plan;

•       disapprove the amendment to the 2004 Plan; or

•       abstain from voting for or against the amendment to the 2004 Plan.

Concerning ratification of the selection of KPMG LLP as Guitar Center’s independent registered public accounting firm for the year ending December 31, 2007, you may:

•       ratify the selection of KPMG LLP;

•       not ratify the selection of KPMG LLP; or

•       abstain from voting for or against the selection of KPMG LLP.

Unless there are different instructions on the proxy, all shares represented by valid proxies (and not revoked before they are voted) will be voted at the meeting FOR (1) the election of the director nominees listed in Proposal No. 1, (2) the approval of the amendment to the 2004 Plan as set forth in Proposal No. 2, and (3) ratification of the selection of KPMG LLP as Guitar Center’s independent registered public accounting firm for the year ending December 31, 2007. With respect to any other business which may properly come before the meeting or any postponement or adjournment thereof and be submitted to a vote of stockholders, proxies will be voted in accordance with the best judgment of the designated proxy holders.

If you hold your shares through a broker, bank or other nominee and you do not provide instructions on how to vote, your broker, bank or other nominee may have authority to vote your shares on matters deemed routine, such as the election of directors. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect.

Approval of the amendment to our 2004 Plan is not considered a routine matter. As a result, banks, brokers or other nominees will not be able to vote on this proposal without specific voting instruction from you. A lack of instruction from you will result in a “broker non-vote” equal to the number of shares for which they do not receive specific voting instructions. Broker non-votes are not counted for purposes of determining whether a proposal has been approved. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders.

The director nominees shall be elected by a plurality of the votes of the shares present or represented by proxy at the meeting and entitled to vote on the election of a director. Approval of the amendment to the 2004 Plan requires the affirmative vote of a majority of the outstanding shares of common stock represented at and entitled to vote at the meeting. Ratification of the selection of KPMG LLP as Guitar Center’s independent registered public accounting firm for the year ending December 31, 2007 requires the affirmative vote of a majority of the outstanding shares of common stock represented at and entitled to vote at the meeting.

Your vote is important. Accordingly, please sign and return the accompanying proxy card whether or not you plan to attend the meeting in person.

You may revoke your proxy at any time before it is actually voted at the meeting by:

•       delivering written notice of revocation to our Secretary at 5795 Lindero Canyon Road, Westlake Village, California 91362, or in person at the meeting;

•       submitting a later dated proxy; or

•       attending the meeting and voting in person.

Your attendance at the meeting will not, by itself, constitute revocation of your proxy. You may also be represented by another person present at the meeting by executing a form of proxy designating that person to act on your behalf. Shares may only be voted by or on behalf of the record holder of shares as indicated in our stock transfer records. If you are a beneficial stockholder but your shares are held of record by another person, such as a stock brokerage firm or bank, that person must vote the shares as the record holder.

PROPOSAL NO. 1:
ELECTION OF NOMINEES TO BOARD OF DIRECTORS

General Information

Directors are elected at each annual meeting and hold office until their resignation or removal and until their successors are duly elected and qualified at the next annual meeting. Each nominee for director has indicated his willingness to serve if elected. Proxies received by us that do not contain instructions to withhold a vote for a nominee will be voted for the nominees. Although we do not anticipate that any nominee will be unavailable for election, if a nominee is unavailable for election, we will vote the proxies for any substitute nominee we may designate.

Each nominee for election to the Board of Directors currently serves as one of our directors and has continually served as a director since the date he initially became a director of our company, or its predecessor, which is set forth below. In 2006, our Board of Directors met nine times and each incumbent director attended at least 75% of those meetings, except for Mr. Martin who attended 66% of those meetings. The following table sets forth information as of March 23, 2007 with respect to the nine persons nominated for election at the meeting.

Nominees for Director	Age	Position	Director Since
Marty Albertson	53	Chairman of the Board, Chief Executive Officer and Director	1996
Larry Livingston(1)	64	Director	2002
Bob L. Martin(1)	58	Director	2005
Pat MacMillan(3)	63	Director	2005
George Mrkonic(3)	54	Director	2002
Kenneth Reiss(2)(3)	64	Director	2003
Walter Rossi(2)	64	Director	2004
Peter Starrett(1)(3)	59	Director	1997
Paul Tarvin(2)	50	Director	2006

(1)          member of compensation committee

(2)          member of audit committee

(3)          member of nominating and corporate governance committee

The principal occupations and positions for at least the past five years of the director nominees named above are as follows:

Marty Albertson has been with Guitar Center since 1979. Mr. Albertson joined Guitar Center as a salesperson and has held various positions of increasing responsibility with Guitar Center since that time. In 1980, he served as Advertising Director and in 1984 became National Sales Manager. Thereafter, in 1985 Mr. Albertson became Vice President of Corporate Development, and became the Vice President of Sales and Marketing in 1987. From 1990 to 1999, Mr. Albertson served as our Executive Vice President and Chief Operating Officer. In 1999, Mr. Albertson became our President and Co-Chief Executive Officer. In 2004, Mr. Albertson became our Chairman of the Board and Chief Executive Officer. Mr. Albertson was elected a director in 1996.

Larry Livingston has served as a director of Guitar Center since 2002. From 1986 to 2002, Mr. Livingston was the Dean of the Flora L. Thornton School of Music at the University of Southern California. Subsequently he was on a special assignment from the President of the University as Director of the Arts Center Project. In 2004, Mr. Livingston returned to the faculty as Professor of Conducting.

From 1982 to 1986, Mr. Livingston was the Dean and Elma Schneider Professor of Conducting at the Shepherd School of Music at Rice University, Houston, Texas. Previously, he served as Vice President and Music Director of the New England Conservatory of Music (1977-1982) in Boston.

Pat MacMillan has served as a director of Guitar Center since 2005. Since 1980, Mr. MacMillan has served as the Chief Executive Officer of Triaxia Partners, a consulting firm specializing in organizational strategy and design as well as team and leadership development. The company practice areas include organizational strategy and design, as well as team and leadership development. He is also a director of UnumProvident Corporation, MetoKote Corporation and Pliant Corporation.

Bob L. Martin has served as a director of Guitar Center since 2005. Since 2002, Mr. Martin has served as the Chief Executive Officer of Mcon Management Services, Ltd., a consulting company. From 2000 to 2002, he served as an independent consultant. Prior to 2000, he served as President and Chief Executive Officer of Wal-Mart International, a division of Wal-Mart Stores Inc. He is also a director of Conn’s Inc., Gap, Inc., Furniture Brands International, Inc. and Sabre Holdings Corporation.

George Mrkonic has served as a director of Guitar Center since 2002 and as our lead director since 2005. Mr. Mrkonic served as Vice Chairman of Borders Group, Inc. from 1994 to 2002. From 1994 until 1997, he served as Vice Chairman and President of Borders Group, Inc. He currently serves as a member of the board of directors of Brinker International, Syntel, Inc., AutoZone, Inc. and Nashua Corporation.

Kenneth Reiss has served as a director of Guitar Center since 2003. Mr. Reiss spent his entire career with Ernst & Young LLP, beginning in September 1965, through his retirement in June 2003. He served as Coordinating Partner on significant global clients, including retailers such as Staples, Inc., and Toys “R” Us, Inc. and also served as the Managing Partner for the Assurance and Advisory Practice (AABS) of E&Y’s New York Office from 1992 to 1998. Over the course of his career he served as the National Director for AABS of the Retail and Consumer Products Industry and National Director of the Media and Entertainment Practice. Mr. Reiss currently serves as a member of the board of directors of Eddie Bauer Holdings, Inc. and The Wet Seal, Inc.

Walter Rossi has served as a director of Guitar Center since 2004. From 1996 to 1997, Mr. Rossi was the Chief Executive Officer of Home Express, a retailer of home furnishings. From 1992 to 1996, Mr. Rossi was the Chairman of the Retail Group at Phillips-Van Huesen Corporation, a clothing manufacturing and retail company. Prior to joining Phillips-Van Huesen Corporation, Mr. Rossi served as Chairman and Chief Executive Officer of Mervyn’s, a department store chain. Mr. Rossi currently serves as a member of the board of directors of Dick’s Sporting Goods, Inc.

Peter Starrett has served as a director of Guitar Center since 1997. Mr. Starrett is President of Peter Starrett Associates, a retail advisory firm. From 1990 to 1998, Mr. Starrett was President of Warner Bros. Studio Stores. Prior to Warner Bros., Mr. Starrett served in various executive positions at Federated and May Department Stores. Mr. Starrett currently serves as a member of the board of directors of The Pantry, Inc., AFC Enterprises, Inc., Pacific Sunwear of California, Inc. and H.H. Gregg Appliances, Inc.

Paul Tarvin has served as a director of Guitar Center since 2006. Since 1991, Mr. Tarvin has served as the President and Chief Executive Officer of Cinmar Inc., a direct marketing company that produces the following upscale home catalogs brands: Frontgate, Splash, The Outdoor Sourcebook and Grandin Road. Mr. Tarvin is also Executive Vice President of Cornerstone Brands, which acquired Cinmar in 1995.

Committees of the Board of Directors

Our Board of Directors has three standing committees, the audit committee, the compensation committee and the nominating and corporate governance committee. Each of the three standing committees has a written charter approved by our Board of Directors and that is accessible on the investor relations section of our corporate website, www.guitarcenter.com.

The audit committee is responsible for the appointment, compensation and oversight of our independent auditors, reviewing and monitoring the annual audit of our financial statements, our internal controls, our accounting practices and policies, affiliate transactions (if any), and related tasks as specified in its charter or required by the applicable Nasdaq rules. The members of the audit committee presently are Messrs. Tarvin, Reiss and Rossi, each an independent director as defined by the listing standards of the Nasdaq Global Select Market. In 2006, the audit committee met eleven times and each incumbent member of the audit committee attended all of the meetings for which they were eligible. Please see the information under the caption “Audit Committee Report” for further information regarding the audit committee.

The compensation committee is responsible for determining the nature and amount of compensation for our management and for administering our employee benefit plans (including the 2004 Plan). The members of the compensation committee presently are Messrs. Livingston, Martin and Starrett, each an independent director as defined by the listing standards of the Nasdaq Global Select Market. In 2006, the compensation committee met eight times and each incumbent member of the compensation committee attended at least 75% of the meetings for which they were eligible.

The nominating and corporate governance committee is responsible for the selection of potential candidates for director and the recommendation of candidates to the Board of Directors. It also makes recommendations to the Board of Directors concerning the structure and membership of the other committees and other corporate governance matters, including director compensation. The members of the nominating and corporate governance committee presently are Messrs. Reiss, Starrett, MacMillan and Mrkonic, each an independent director as defined by the listing standards of the Nasdaq Global Select Market. The nominating and corporate governance committee met five times in 2006 and each incumbent member of the nominating and corporate governance committee attended at least 75% of the meetings for which they were eligible.

Nominating Process

The nominating and corporate governance committee identifies director nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members with skills and experience that are relevant to our business and are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors does not wish to continue in service or the committee or Board of Directors decides not to re-nominate a member for re-election, the committee identifies the desired skills and experience of a new nominee consistent with the committee’s criteria for Board of Directors service. Current members of the Board of Directors and management are polled for their recommendations. Research may also be performed or third parties retained to identify qualified individuals.

The nominating and corporate governance committee will consider nominees recommended by stockholders, and any such recommendations should be forwarded to the nominating and corporate governance committee in writing at our executive offices as identified in this proxy statement. Such recommendations should include the following information:

•       such information as may be reasonably necessary to determine whether the recommended director candidate is independent from the security holder that has recommended the candidate;

•       such information as may be reasonably necessary to determine whether the director candidate is qualified to serve on the audit committee; and

•       such information as may be reasonably necessary to determine whether the director candidate meets the independence standards of the Nasdaq Global Select Market.

We will also request such other information as may reasonably be required to determine whether each person recommended by a security holder meets the criteria listed below and to enable us to make appropriate disclosures to the security holders entitled to vote in the election of directors. Any recommendations received from stockholders will be evaluated in the same manner as potential nominees suggested by board members, management or other parties.

The nominating and corporate governance committee evaluates director candidates based upon a number of criteria, including:

•       commitment to promoting the long term interests of our company’s security holders and independence from any particular constituency;

•       professional and personal reputations that are consistent with our values;

•       broad general business experience and acumen, which may include experience in management, finance, marketing and accounting, across a broad range of industries with particular emphasis on retail and the music industry generally, along with experience operating at a policy-making level in an appropriate business, financial, governmental, educational, non-profit, technological or global field;

•       a high level of personal and professional integrity;

•       adequate time to devote attention to the affairs of the company;

•       such other attributes, including independence, relevant in constituting a board that also satisfies the requirements imposed by the Securities and Exchange Commission and the Nasdaq Global Select Market; and

•       board balance in light of our company’s current and anticipated needs and the attributes of the other directors and executives.

Our specific policies relating to the nominating process are posted on the investor relations section of our corporate website, www.guitarcenter.com, and the summary provided above is qualified by reference to the full policy.

Security Holder Communication with Board Members

Any holder of our securities may contact the Board of Directors or a specified individual director by writing to the attention of the Board of Directors or a specified individual director and sending such communication to our Secretary at our executive offices as identified in this proxy statement. Each communication from a security holder should include the following information in order to permit security holder status to be confirmed and to provide an address to forward a response if deemed appropriate:

•       the name, mailing address and telephone number of the security holder sending the communication;

•       the number and type of our securities owned by such security holder; and

•       if the security holder is not a record owner of our securities, the name of the record owner of our securities beneficially owned by the security holder.

Our Secretary will forward all appropriate communications to the Board of Directors or individual members of the Board of Directors as specified in the communication. Our Secretary may (but is not required to) review all correspondence addressed to the Board of Directors, or any individual member of the Board of Directors, for any inappropriate correspondence more suitably directed to management. Communications may be deemed inappropriate for this purpose if it is reasonably apparent from the face of the correspondence that it relates principally to a customer dispute involving the purchase of goods or services from our company or any of its operating units. Our policies regarding the handling of security holder communications were approved by a majority of our independent directors.

Annual Meeting Attendance

The policy of the Board of Directors is that all directors attend the annual meeting of stockholders, absent compelling circumstances that prevent attendance. All nominees for election at the annual meeting who were serving at the time of the 2006 annual meeting of stockholders attended the 2006 annual meeting of stockholders.

Limitation of Liability and Indemnification Matters

Our Restated Certificate of Incorporation provides that to the fullest extent permitted by the Delaware General Corporation Law we will indemnify and advance indemnification expenses on behalf of all of our directors and officers, and will indemnify other persons as may be required by statute or our Amended and Restated Bylaws. To the fullest extent permitted by the Delaware General Corporation Law, a director will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director. This provision has no effect on any non-monetary remedies that may be available to us or our stockholders, nor does it relieve us or our directors from compliance with federal or state securities laws. Our Restated Certificate of Incorporation also permits us to purchase and maintain insurance on behalf of any director or officer, or other person as may be permitted by statute or our Amended and Restated Bylaws, against any liability which may be asserted against that person, and to enter into contracts providing for the indemnification of any director, officer or other person to the full extent permitted by Delaware law.

Our Amended and Restated Bylaws provide that we will indemnify, in the manner and to the fullest extent permitted by law, any person (or estate of any person) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether or not in the right of the corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is a director or officer of our company. Our Amended and Restated Bylaws also provide that at the discretion of the Board of Directors we may indemnify any person (or the estate of any person) who is such a party or threatened to be made such a party by reason of the fact that the person is or was an employee or agent of our company or is or was serving at our request as a director, officer, employee or agent of another enterprise (including employee benefit plans). To the fullest extent permitted by law, the indemnification will include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any expenses may be paid by us in advance of the final disposition of such action, suit or proceeding. This indemnification does not limit our right to indemnify any other person for any expenses to the fullest extent permitted by law, nor is it exclusive of any other rights to which any person seeking indemnification for us may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. Our Amended and Restated Bylaws provide that we may purchase and maintain liability insurance on behalf of directors, officers and other persons and we generally enter into indemnification contracts with our directors and officers providing for mandatory indemnification and advancement of expenses to the fullest extent permitted by applicable law.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires that our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the Securities and Exchange Commission. Executive officers, directors and greater-than-ten-percent holders are required to furnish us with copies of all of these forms which they file. Based solely on our review of these reports or written representations from certain reporting persons, we believe that during the fiscal year ended December 31, 2006, all filing requirements applicable to our officers, directors, greater-than-ten-percent beneficial owners and other persons subject to Section 16(a) of the Exchange Act were met.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE DIRECTORS
NOMINATED IN THIS PROPOSAL NO. 1.

PROPOSAL NO. 2
APPROVAL OF THE AMENDMENT TO THE
2004 GUITAR CENTER, INC. INCENTIVE STOCK AWARD PLAN
TO, AMONG OTHER THINGS, INCREASE THE NUMBER OF SHARES
AUTHORIZED FOR ISSUANCE

Our stockholders are being asked to approve an amendment to our 2004 Guitar Center, Inc. Incentive Stock Award Plan, which we refer to as the “2004 Plan.”  Our compensation committee approved the amendment to the 2004 Plan on April 4, 2007, subject to stockholder approval. If approved, the amendment will become effective immediately upon stockholder approval at the Annual Meeting.

We strongly believe that an employee equity compensation program is a necessary and powerful incentive and retention tool that benefits all stockholders. The existing 2004 Plan was first adopted by our Board of Directors in February 2004 and approved by our stockholders in April 2004. As of March 23, 2007, awards covering an aggregate of 1,353,044 shares were outstanding under the 2004 Plan, and 1,301,269 shares, plus any shares that might in the future be returned to the 2004 Plan as a result of cancellations, forfeitures, repurchases or the expiration of awards, remained available for future grants.

Approval of this Proposal No. 2 is intended to enable us to achieve the following objectives:

•  Continuing to have adequate shares available under our primary stock award plan.   If this Proposal No. 2 is approved by the stockholders, a maximum of 2,801,269 shares may become available for issuance under the 2004 Plan. However, such aggregate number of shares of our common stock available for issuance under the 2004 Plan will be reduced by 1.95 shares for each share of our common stock delivered in settlement of any “full value award.”  A full value award is an award granted with a per share exercise or purchase price less than 100% of the fair market value of a share of our common stock on the date of grant. The increase in shares has been necessitated by the hiring of new employees and by the grant of additional stock awards to current employees as incentive and performance awards. The increase will enable us to continue our policy of equity ownership by employees, directors and consultants as an incentive to contribute to our success.

•  Being able to attract, hire, retain and motivate the highest caliber of highly skilled employees and directors.   Equity compensation remains a critical component of the compensation of our management, and we believe that our ability to provide equity compensation provides a key competitive edge in attracting, retaining and motivating highly skilled employees and directors. Being able to continue to compete in the marketplace to hire, retain and motivate the many highly skilled personnel needed is essential to achieving our goals.

•  Maintaining a competitive stock-based incentive program with flexibility regarding types of equity awards, encouraging share ownership, linking equity awards to our performance and aligning the interests of employees, directors and stockholders.   The 2004 Plan provides for various types of equity awards: incentive and nonstatutory stock options, restricted stock and deferred stock, stock appreciation rights, performance awards, stock payments and dividend equivalents. The variety of stock awards available under the 2004 Plan affords us the flexibility to design stock awards that link employee and company performance. At this time, we believe that stock options priced at the fair market value of the common stock on the date of grant strongly align employee interests with our performance and stockholder interests. However, we also have used other forms of equity compensation, specifically restricted stock awards and deferred stock unit awards. The 2004 Plan provides us with the flexibility needed to design and use other forms of equity compensation based on business conditions and/or competitive changes in equity compensation practices.

Description of Proposed Amendments

Increase to Share Reserve.   Under the current terms of the 2004 Plan, a total of 2,800,000 shares of our common stock are reserved for issuance pursuant to awards granted under the 2004 Plan. Our stockholders are now being asked to approve an amendment to the 2004 Plan which will provide that the number of shares of our common stock reserved for issuance under the 2004 Plan will be increased by 1,500,000 shares to a total of 4,300,000.

Amendments to Share-Counting Provisions.   The amendment to the 2004 Plan provides that shares of our common stock delivered in connection with a full-value award will count against the aggregate share limit for the 2004 Plan as 1.95 shares for each share of our common stock issued in connection with the award and that no shares may again be optioned, granted or awarded if (a) those shares have been delivered by the holder or withheld by us upon exercise of any award under the 2004 Plan in payment of the exercise price or tax withholding on that award, (b) those shares were subject to an option or SAR and were not issued upon the net settlement or net exercise of that award, (c) those shares were repurchased on the open market with the proceeds of an option exercise, or (d) again optioning, granting or awarding those shares would cause an incentive stock option to fail to qualify as an incentive stock option under Section 422 of the Code. The amendment to the 2004 Plan also provides that no option or SAR will be canceled and replaced with the grant of an option or SAR having a lower exercise price or any other award under 2004 Plan, and that no outstanding out of the money option or SAR will be repurchased by us for cash without stockholder approval.

Limit on Maximum Term of Stock Options and Stock Appreciation Rights.   The amendment to the 2004 Plan limits the maximum term of any stock option or stock appreciation right granted under the 2004 Plan to ten years.

Minimum Exercise Price of Stock Appreciation Rights.   The amendment to the 2004 Plan provides that all stock appreciation rights granted under the 2004 Plan will be granted with an exercise price per share equal to 100% of the fair market value per share of our common stock on the date of grant.

The 2004 Plan is not being amended in any respect other than to reflect the changes described above.

Where can I find a general summary of the 2004 Plan?

Please see the information provided in this proxy statement under the caption, “General Summary of the 2004 Plan.” That summary will also direct you to where you can obtain a full copy of the 2004 Plan if you so desire.

Where can I find a copy of the proposed amendment to the 2004 Plan?

The form of proposed amendment is attached to this proxy statement as Exhibit A.

What vote is required to approve the amendment to the 2004 Plan?

The affirmative vote of a majority of the votes represented by the common stock present in person or by proxy and entitled to vote on this proposal at the annual meeting is required for approval of the proposed amendment to the 2004 Plan. Approval of the amendment to our 2004 Plan is not considered a routine matter. As a result, banks, brokers or other nominees will not be able to vote on this proposal without specific voting instruction from you. A lack of instruction from you will result in a “broker non-vote” equal to the number of shares for which they do not receive specific voting instructions. For purposes of the vote on the proposed amendment to the 2004 Plan, abstentions will have the same effect as votes against the proposed amendment to the 2004 Plan and broker non-votes will not be counted as shares entitled to vote on the matter and will have no effect on the result of the vote.

Unless instructed to the contrary, all shares represented by the proxies solicited hereby will be voted FOR the approval of the proposed amendment to the 2004 Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 2004 GUITAR CENTER, INC. INCENTIVE STOCK AWARD PLAN TO, AMONG OTHER THINGS, INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE AS SET FORTH IN THIS PROPOSAL NO. 2.

GENERAL SUMMARY OF THE 2004 PLAN

Our stockholders are being asked to approve an amendment to our 2004 Plan in Proposal No. 2 as described elsewhere in this proxy statement. A general summary of the 2004 Plan is provided below, but the summary is qualified in its entirety by reference to the 2004 Plan itself and the related amendment being proposed. The amendment is provided in Exhibit A. The full 2004 Plan can be accessed as provided under the caption “Where can I find a copy of the entire 2004 Plan.”

What types of awards may be granted under the 2004 Plan?

The 2004 Plan provides that, as plan administrator, the compensation committee may grant or issue to our officers, employees, consultants and non-employee directors the following, all of which we refer to as “awards”: stock options, stock purchase rights, stock appreciation rights, restricted stock, deferred stock, dividend equivalents, cash or stock performance awards, stock payments and other stock related benefits or any combination thereof.

What securities are subject to the 2004 Plan?

Assuming approval of this Proposal No. 2, the number of shares of our common stock that may be issued pursuant to awards granted under the 2004 Plan will not exceed, in the aggregate, 4,300,000 shares. In addition, the aggregate number of shares of our common stock available for issuance under the 2004 Plan will be reduced by 1.95 shares for each share of our common stock delivered in settlement of any “full value award.” For purposes of the 2004 Plan, a full value award is an award pursuant to which shares of our common stock are issuable that is granted with a per share exercise or purchase price less than 100% of the fair market value of a share of our common stock on the date of grant, such as the restricted stock awards we have granted to our directors.

Assuming approval of this Proposal No. 2, to the extent that an award expires or becomes unexercisable without having been exercised in full, any shares subject to that award will be available for future grant under the 2004 Plan. Shares of restricted stock which are forfeited or repurchased by us at a price not greater than their original exercise price pursuant to the 2004 Plan may again be optioned, granted or awarded under the 2004 Plan. However, no shares may again be optioned, granted or awarded if (a) those shares have been delivered by the holder or withheld by us upon exercise of any award under the 2004 Plan in payment of the exercise price or tax withholding on that award, (b) those shares were subject to an option or SAR and were not issued upon the net settlement or net exercise of that award, (c) those shares were repurchased on the open market with the proceeds of an option exercise, or (d) again optioning, granting or awarding those shares would cause an incentive stock option to fail to qualify as an incentive stock option under Section 422 of the Code. In addition, no option or SAR will be canceled and replaced with the grant of an option or SAR having a lower exercise price or any other award under 2004 Plan, and no outstanding out of the money option or SAR will be repurchased by us for cash without stockholder approval.

What are the terms of awards granted under the 2004 Plan?

Each award is set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award as determined by the compensation committee. As to options and stock appreciation rights, the exercise price for the common stock subject to each award will be specified in each award agreement but shall not be less than the fair market value for a common share on the date the award is granted (as determined under the 2004 Plan), and the term of the award shall not be more than ten years from the date of grant. Vesting of such awards will also be set forth in the agreement. All other awards will also be evidenced by separate agreements similarly setting forth, as appropriate, the issuance price, the exercise period, any applicable performance goals and related matters. For “Section 162(m) Participants” under the 2004 Plan, the relevant performance goals as applicable to our company, or any subsidiary, division or operating unit, and subject to adjustment as specified in the 2004 Plan, include: net income; pre-tax income; operating income; after-tax cash flow; earnings per share; return on equity;

return on invested capital or assets; funds from operations; cost reductions or savings; appreciation in the market price of our common stock; operating profit; working capital; and earnings before one or more of interest, taxes, depreciation or amortization or similar non-recurring items or adjustments as further specified in the 2004 Plan.

Who determines who receives the awards and the terms of the awards?

The compensation committee administers the 2004 Plan with respect to grants to our employees or consultants and the full Board of Directors administers the 2004 Plan with respect to non-employee directors. Subject to the terms of the 2004 Plan, the Board of Directors or compensation committee has the authority to select the persons to whom awards are to be made, to determine the number of shares granted and the terms and conditions of the award, and to make all other determinations with respect to the administration of the 2004 Plan. Similarly, the Board of Directors has the discretion to determine the terms and conditions of awards to non-employee directors and to interpret and administer the 2004 Plan with respect to such awards, other than certain determinations delegated to the compensation committee. As of the date of this proxy statement, the compensation committee has not identified any grants to be made from the additional shares to be reserved for issuance under the 2004 Plan by virtue of this amendment although, by the terms of his employment agreement, Marty Albertson, our Chief Executive Officer, is entitled to a specified annual stock option grant. Please see “—New Plan Benefits” and “Executive Compensation—Employment Agreements.” The compensation committee and the Board of Directors are also authorized to adopt, amend and rescind rules relating to the administration of the 2004 Plan.

Who is eligible to participate in the 2004 Plan?

Our employees, consultants and directors are eligible to receive awards under the 2004 Plan. As of December 31, 2006, we had approximately 9,500 employees and consultants, and we currently have nine directors, all of whom are eligible to participate in the 2004 Plan. The compensation committee, as administrator, determines which of our employees, consultants and directors will be granted awards, except that in the case of the granting of awards to non-employee directors, such determinations are made by the Board of Directors, other than certain determinations delegated to the compensation committee. No employee or consultant is entitled to participate in the 2004 Plan as a matter of right except for our contractual obligations to Mr. Albertson, nor does any such participation constitute assurance of continued employment. Only those employees and consultants who are selected to receive grants by the administrator may participate in the 2004 Plan.

Who is on the compensation committee?

The compensation committee presently consists of Messrs. Livingston, Martin and Starrett, each of whom is a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

What can someone receive in one year under the 2004 Plan?

The maximum number of shares which may be subject to awards granted under the 2004 Plan to any individual in any calendar year cannot exceed 500,000. The maximum amount of cash consideration payable as performance awards or dividend equivalents to any individual in any calendar year presently cannot exceed $6.0 million.

What does a grantee have to agree to in order to receive an award?

Generally, in addition to the payment of any purchase price as consideration for the issuance of an award, the grantee must agree to remain employed by us or continue to consult for us for at least one year after the award is issued. In addition, awards are exercisable or payable only while the grantee is an employee or consultant of our company. However, under certain conditions, the compensation committee may determine that any award may be exercisable or paid after the termination of a person’s employment.

How is the 2004 Plan amended?

The 2004 Plan may be amended, suspended or terminated at any time by the Board of Directors or the compensation committee. However, the maximum number of shares that may be sold or issued under the 2004 Plan may not be increased, the class of eligible employees under the 2004 Plan may not be changed and additional material benefits cannot be added to the 2004 Plan, in each case without approval of our stockholders. In addition, without the approval of our stockholders, the Board of Directors or the compensation committee may not authorize the amendment of any outstanding stock option or stock appreciation right to reduce its exercise price.

Does the 2004 Plan conform to federal securities laws?

The 2004 Plan is intended to conform to the extent necessary with all provisions of all federal and state laws, rules and regulations, including Rule 16b-3 promulgated under the Exchange Act. The 2004 Plan will be administered, and awards will be granted and may be exercised, only in a manner which conforms to these laws, rules and regulations. To the extent permitted by applicable law, the 2004 Plan and awards granted under the 2004 Plan shall be deemed amended to the extent necessary to conform to these laws, rules and regulations.

What are the federal tax consequences of the awards?

The following is a general summary under current law of the material federal income tax consequences to participants in the 2004 Plan. This summary deals with the general tax principles that apply and is provided only for general information. Some kinds of taxes, such as state and local income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant in light of a holder’s personal investment circumstances. The summary below is based on the assumption that awards granted under the 2004 Plan will either comply with or not be subject to the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), a provision governing specified deferred compensation arrangements. This summarized tax information is not tax advice.

Non-Qualified Stock Options.   For federal income tax purposes, if an optionee is granted non-qualified stock options, or NQSOs, under the 2004 Plan having a per share exercise price that is not less than the fair market value of a common share as of the date of grant, the optionee will not have taxable income on the grant of the option, nor will we be entitled to any deduction. Generally, on exercise of NQSOs the optionee will recognize ordinary income, and we will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of a common share on the date each such option is exercised. The optionee’s basis for the stock for purposes of determining gain or loss on subsequent disposition of such shares generally will be the fair market value of the common stock on the date the optionee exercises such option. Any subsequent gain or loss will generally be taxable as capital gains or losses.

Incentive Stock Options.   There is no taxable income to an optionee when an optionee is granted an incentive stock option, or ISO, or when that option is exercised. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an “item of adjustment” for the optionee for purposes of the alternative minimum tax. Gain realized by the optionee on the sale of an ISO is taxable at capital gains rates, and no tax deduction is available to us, unless the optionee disposes of the shares within (1) two years after the date of grant of the option or (2) within one year of the date the shares were transferred to the optionee. If the common shares are sold or otherwise disposed of before the end of the two-year and one-year periods specified above, the difference between the option exercise price and the fair market value of the shares on the date of the option’s exercise (not to exceed the gain realized if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed at ordinary income rates, and we will be entitled to a deduction to the extent the optionee must recognize ordinary income. Any gain in excess of that amount is capital gain, and if a loss is recognized on the disposition, there is no ordinary income, and such loss is a capital loss. If such a sale or disposition takes place in the year in which the optionee exercises the option, the income the optionee recognizes upon sale or disposition of the shares will not be considered income for alternative minimum tax purposes. Otherwise, if the optionee sells or otherwise disposes of the shares before the end of the two year and one-year periods specified above, the maximum amount that will be included as alternative minimum tax income is the gain, if any, the optionee recognizes on the disposition of the shares.

An ISO exercised more than three months after an optionee terminates employment, other than by reason of death or disability, will be taxed as a NQSO, and the optionee will have been deemed to have received income on the exercise taxable at ordinary income rates. We will be entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee.

Stock Appreciation Rights.   Currently, no taxable income is generally recognized upon the receipt of stock appreciation right, or SAR, granted with a per share exercise price that is not less than the fair market value of a common share as of the date of grant, but upon exercise of the SAR the fair market value of the shares (or cash in lieu of shares) received generally will be taxable as ordinary income to the recipient in the year of such exercise. We generally will be entitled to a compensation deduction for the same amount which the recipient recognizes as ordinary income.

Restricted Stock and Deferred Stock.   A participant to whom restricted or deferred stock is issued generally will not recognize taxable income upon such issuance and we generally will not then be entitled to a deduction unless, with respect to restricted stock, an election is made by the participant under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the participant generally will recognize ordinary income and we generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares at the date such restrictions lapse over the purchase price. If a timely election is made under Section 83(b) with respect to restricted stock, the participant generally will recognize ordinary income on the date of the issuance equal to the excess, if any, of the fair market value of the shares at that date over the purchase price therefore, and we will be entitled to a deduction for the same amount. Similarly, when deferred stock vests and is immediately issued to the participant, the participant generally will recognize ordinary income and we generally will be entitled to a deduction for the amount equal to the fair market value of the shares at the date of issuance. A Section 83(b) election is not permitted with regard to the grant of deferred stock.

Dividend Equivalents.   A recipient of a dividend equivalent award generally will not recognize taxable income at the time of grant, and we will not be entitled to a deduction at that time. When a dividend equivalent is paid, the participant generally will recognize ordinary income, and we will be entitled to a corresponding deduction.

Performance Awards.   A participant who has been granted a performance award generally will not recognize taxable income at the time of grant, and we will not be entitled to a deduction at that time. When an award is paid, whether in cash or common shares, the participant generally will recognize ordinary income, and we will be entitled to a corresponding deduction.

Stock Payment.   A participant who receives a stock payment in lieu of a cash payment that would otherwise have been made will generally be taxed as if the cash payment has been received, and we generally will be entitled to a deduction for the same amount.

Section 162(m) of the Code.   In general, under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for specified executive officers exceeds $1 million (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain

“performance-based compensation” as provided for by the Code and established by an independent compensation committee which is adequately disclosed to, and approved by, stockholders. In particular, stock options and SARs will satisfy the “performance-based compensation” exception if the awards are made by a qualifying compensation committee, the underlying plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e., the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). Performance or incentive awards granted under the 2004 Plan may qualify as “qualified performance-based compensation” for purposes of Section 162(m) if such awards are granted or vest upon the pre-established objective performance goals described above.

We have attempted to structure the 2004 Plan in such a manner that the compensation committee can determine the terms and conditions of stock options, SARs and performance and incentive awards granted thereunder such that remuneration attributable to such awards will not be subject to the $1 million limitation. We have not, however, requested a ruling from the Internal Revenue Service or an opinion of counsel regarding this issue. This discussion will neither bind the Internal Revenue Service nor preclude the Internal Revenue Service from adopting a contrary position.

New Plan Benefits

If Proposal No. 2 is approved by our stockholders, the following benefits will be obtained:

New Plan Benefits—2004 Plan

Name and Position	Dollar Value	Number of Units
Marty Albertson, CEO	Not Determinable	(1)
Executive Group and other NEO’s	Not Determinable	(1)
Non-Executive Director Group	$125,000 per year each(2)	Not Determinable
Non-Executive Officer Employee Group	Not Determinable	Not Determinable

(1)   Under the terms of his employment agreement, Mr. Albertson is granted 32,000 options per year and in 2005 was granted 76,800 Performance Shares (as defined in the Guitar Center, Inc. 2005 Long Term Incentive Plan (the “LTIP”), and subject to increase or decrease based on performance as provided in the LTIP). Commencing in 2008, Mr. Albertson’s employment agreement entitles him to a grant of 80,000 options per year unless a successor long-term incentive program is implemented. Some or all of such options or Performance Shares may be granted from the additional shares to be allocated to the 2004 Plan by operation of Proposal No. 2. However, Mr. Albertson is entitled to such options or Performance Shares without regard to whether the proposed amendments to the 2004 Plan are approved by our stockholders. No other executive officer is entitled to participate in the 2004 Plan, although it is expected that each of them will in the ordinary course of the administration of our compensation programs.

(2)   Each non-executive director will receive an annual grant of $125,000 of deferred stock units under the terms of the 2004 Plan and a related policy approved by our compensation committee as described in this proxy statement.

Where can I find a copy of the entire 2004 Plan?

The summary we have included about the 2004 Plan is qualified in its entirety by reference to the 2004 Plan, which was filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2006, and is incorporated into this proxy statement by reference. Copies of the 2004 Plan can also be obtained by making written request to our Secretary.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The information in the following table sets forth the ownership of our common stock as of March 23, 2007 by (i) each person who, to our knowledge, beneficially owns more than 5% of the outstanding shares of our common stock; (ii) each named executive officer; (iii) each of our directors; and (iv) all of our directors and executive officers, as a group. As of March 23, 2007, there were 29,541,490 shares of our common stock outstanding.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(1)	Percentage Ownership(1)
Wasatch Advisors, Inc.(2)	3,372,459	11.5%
150 Social Hall Avenue Salt Lake City, UT 84111
Sageview Capital LLC(3)	2,564,121	8.7%
55 Railroad Avenue Greenwich, CT 06830
Bamco, Inc.(4)	1,731,500	5.9%
767 Fifth Avenue New York, NY 10153
Hoplite Capital Management, LLC(5)	1,536,345	5.2%
810 Seventh Avenue, 39th Floor New York, NY 10022
Marty Albertson(6)	646,397	2.1%
Erick Mason(7)	95,688	*
Robert Eastman(7)	75,842	*
Peter Starrett(7)	38,996	*
George Mrkonic(7)	38,735	*
Leland Smith(7)	19,207	*
Larry Livingston(7)	11,115	*
Kenneth Reiss(7)	9,699	*
Walter Rossi(7)	8,449	*
Paul Tarvin	4,819	*
Pat MacMillan	911	*
Bob L. Martin	686	*
Kenny O’Brien	503	*
Bruce Ross	226	*
All Executive Officers and Directors as a group (15 persons)(8)	958,653	3.2%

*       Represents less than 1% of the issued and outstanding shares.

(1)   Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to restrictions, options and warrants which are currently exercisable, or will become exercisable within 60 days of March 23, 2007, are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity. Except as indicated by footnote, and subject to the community property laws where applicable, to our knowledge the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the address for each person is care of our address at 5795 Lindero Canyon Road, Westlake Village, California 91362.

(2)   Based solely on a Schedule 13G filed on February 15, 2007 with the Securities and Exchange Commission.

(3)   Based solely on a Schedule 13G filed on February 14, 2007 with the Securities and Exchange Commission.

(4)   Based solely on a Schedule 13D/A filed on March 9, 2007 with the Securities and Exchange Commission.

(5)   Based solely on a Schedule 13G/A filed on March 23, 2007 with the Securities and Exchange Commission.

(6)   Represents: (i) 55,063 shares of common stock held by a trust for the benefit of Mr. Albertson and his spouse for which Mr. Albertson and his spouse serve as co-trustees; and (ii) 591,334 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of March 23, 2007, granted to Mr. Albertson by us.

(7)   Includes shares of common stock which the following officers and directors have the right to acquire by exercise of options or vesting of restricted stock either currently or within 60 days following March 23, 2007: Mr. Mason,  91,323; Mr. Eastman, 74,000; Mr. Starrett, 38,123; Mr. Mrkonic, 27,286; Mr. Smith, 18,500; Mr.  Livingston, 9,666; and Mr. Reiss, 5,250.

(8)   The amount stated includes an aggregate of 870,073 shares of common stock which may be acquired upon the exercise of options either currently or within 60 days of March 23, 2007 and 8,446 shares of restricted stock where the restriction will lapse within 60 days of March 23, 2007.

CERTAIN INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS

Set forth below is information regarding each of our executive officers as of March 23, 2007. Further information with regard to Mr. Albertson is presented under “Proposal No. 1: Election of Nominees to Board of Directors.”

Name	Age	Position
Marty Albertson	53	Chairman and Chief Executive Officer
Erick Mason	42	Executive Vice President, Chief Financial Officer
Leland Smith	43	Executive Vice President of Corporate Development, General Counsel and Secretary
David Robson	40	Senior Vice President of Finance and Principal Accounting Officer
Robert Eastman	48	Chief Executive Officer, Musician’s Friend, Inc.
Kenny O’Brien	51	Chief Executive Officer, Music & Arts Center

The principal occupations and positions for at least the past five years of the executive officers named above, other than Mr. Albertson, are as follows:

Erick Mason joined Guitar Center in 1996 as our corporate controller. In January 1999, Mr. Mason was promoted to Senior Vice President, Finance, and in May 2001, Mr. Mason became our Senior Vice President of Operations and Finance. In March 2003, Mr. Mason was promoted to Executive Vice President and Chief Administrative Officer. In February 2006, Mr. Mason was appointed Chief Financial Officer effective April 1, 2006. From 1986 to 1996, Mr. Mason was associated with KPMG LLP, most recently as senior manager. Mr. Mason is a certified public accountant.

Leland Smith joined Guitar Center in December 2003 as our Senior Vice President of Corporate Development and General Counsel. In January 2005, Mr. Smith was promoted to Executive Vice President of Corporate Development. In February 2005, Mr. Smith was appointed Secretary. From 1998 to 2002, Mr. Smith served as Senior Vice President, General Counsel and Secretary for Equity Marketing, Inc., a marketing services company. From 1994 to 1998, he was the Assistant General Counsel and Secretary for Mattel, Inc., a designer, manufacturer and marketer of toys. From 1989 to 1994, Mr. Smith was an associate in the corporate department of Riordan & McKinzie. He holds a bachelor’s degree from Amherst College and a juris doctor and a master’s in business administration from the University of Southern California.

David Robson joined Guitar Center in 2001 as corporate controller. In July 2003, Mr. Robson was promoted to Vice President, Finance. In July 2005, Mr. Robson was promoted to Senior Vice President, Finance. Mr. Robson is also our Principle Accounting Officer. From 1991 to 1999, Mr. Robson was associated with Deloitte & Touche LLP, most recently as a manager. From 1999 to 2001, Mr. Robson served as Director of Finance of Pacific Products. Mr. Robson is a graduate of the University of Southern California with a Bachelor of Science in Accounting. Mr. Robson is a certified public accountant.

Robert Eastman has been the Chief Executive Officer of Musician’s Friend, Inc. since 1983 when he founded that company. In 1999, Musician’s Friend, Inc. completed a merger with Guitar Center and became a wholly owned subsidiary operated as a separate unit. Mr. Eastman served as a director of Guitar Center from 2001 to 2004.

Kenny O’Brien has been the Chief Executive Officer of Music & Arts Center since 1988. In 2005, Music & Arts Center was acquired by Guitar Center and merged into Guitar Center’s American Music Group division.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Program Objective

Our compensation committee is responsible for establishing and administering our policies governing the compensation of Messrs. Albertson, Mason, Eastman, O’Brien and Smith, who are referred to as our named executive officers. Our named executive officers are appointed by our Board of Directors. The compensation committee is composed entirely of non-employee directors.

The objective of our executive compensation program is to attract, motivate and retain the executive talent needed to facilitate our business strategies and long-range plans and to optimize stockholder value in a competitive environment. Our Board of Directors believes that executive motivation is critical to maintaining our leadership position in musical products retailing in the United States.

To support our compensation objective, the compensation committee employs the following principles to provide an overall framework for the compensation of our named executive officers:

•  reward outstanding achievement;

•  motivate individuals to perform at their highest levels;

•  maintain a significant portion of executives’ total compensation at risk, tied to both our annual and long-term financial performance and the creation of incremental stockholder value;

•  encourage executives to manage from the perspective of owners with an equity stake in the company;

•  offer compensation opportunities that attract the best talent; and

•  retain those with leadership abilities and skills necessary for building long-term stockholder value.

During 2006, the compensation committee continued its engagement of an independent compensation consultant, Hewitt Associates, LLC, to assist the committee in assessing and determining compensation and incentive packages.

Intended Rewards of Compensation Program

The compensation committee attempts to achieve our compensation objective by creating a compensation program that addresses the various elements of our compensation objective and principles. Our compensation program is designed to reward:

•  the creation of stockholder value;

•  the achievement of overall company performance levels;

•  the contribution of the executive to the culture of the company;

•  the achievement of individual performance goals; and

•  the achievement of performance levels by the business functions and units over which the executive maintains oversight.

The company currently does not have a policy relating to the recoupment of compensation that was previously paid to an executive in situations where the executive received compensation relating to the financial performance of the company and the financial performance was later restated to a level where the executive would not have received the level of compensation that was received. In those cases, the compensation committee would analyze the restated results and their impact on previously paid compensation in determining future levels of compensation payable to the executive.

Compensation Categories

The compensation committee considers all elements of compensation when determining total compensation and the individual components of total compensation. The compensation committee allocates total compensation between currently paid and long-term compensation, cash and non-cash compensation and equity and other forms of non-cash compensation. The compensation committee believes that each of these compensation categories provides incentives and rewards that address different elements of the compensation program’s objective, and when considered together serve to achieve the company’s overall compensation objectives.

The compensation committee examines each of these factors in determining the basis for allocating compensation to each different form of award, such as the relationship of the award to the achievement of the company’s long-term goals, management’s exposure to downside equity performance risk and the analysis of cost to the company versus expected benefit to the executive. As part of this analysis, the compensation committee believes that a meaningful portion of each executive’s compensation should be placed at-risk and linked to the accomplishment of specific results that are expected to lead to the creation of value for our stockholders from both the short-term and long-term perspectives.

The compensation committee believes that currently paid cash compensation provides our executives with short-term rewards for success in achieving individual and company performance goals. Currently paid cash consideration includes base salary, annual cash incentive bonuses and an annual service award. The compensation committee believes that providing executives with competitive currently paid cash consideration is the central element of attracting, retaining and motivating high quality executives.

The compensation committee believes that currently paid non-cash compensation provides our executives with the same benefits as currently paid cash compensation. Items of currently paid non-cash compensation for the named executive officers include a company provided vehicle or car allowance, company sponsored health insurance, a company-sponsored fitness program, and other non-cash benefits.

The compensation committee believes that long-term compensation encourages growth in management stock ownership, which in turn leads to the expansion of management’s stake in our long-term performance and success. Long-term cash compensation such as severance benefits, company profit sharing contributions, payments upon a change in control of the company and the reimbursement of post-termination medical expenses create a more competitive overall compensation package and serve as an incentive for maintaining a long-term employment relationship between the executive and the company. Long term compensation items such as awards under the LTIP, stock options and the employee stock purchase program align the executive’s compensation potential with the performance of the company and the creation of value for our stockholders.

Compensation Elements

Our executive compensation program consists primarily of the following elements:

Base Salary

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of the named executive officers in their roles. When establishing the 2006 base salaries of the named executive officers other than the Chief Executive Officer, the compensation committee and our Chief Executive Officer considered a number of factors, including the seniority of the individual, the functional role of the position, the level of the individual’s responsibility, the historical base salary of the individual and recommendations from the Chief Executive Officer. The compensation committee considered these same factors in establishing the base salary of the Chief Executive Officer, as well as additional factors such as the Chief Executive Officer’s industry experience and profile and the terms of the Chief Executive Officer’s employment agreement. In addition, the compensation committee considered competitive market practices with respect to these salaries, although it did not set base salaries according to specific benchmarking standards.

The salaries of the named executive officers are reviewed on an annual basis, as well as at the time of promotion or other changes in responsibilities. Base salaries are reviewed annually as part of our performance management program and modified for merit, the general performance of the company, the executive’s success in meeting or exceeding individual performance objectives and if significant corporate goals were achieved. If necessary, we also realign base salaries with market levels for the same positions in the companies of similar size to us represented in the compensation data we review. The terms of the employment agreements with Messrs. Albertson, Eastman and O’Brien are also considered in the annual salary review process.

Annual Incentive Bonus

Our compensation program includes eligibility for an annual performance-based cash bonus for senior management, including each of the named executive officers. In its discretion, the compensation committee may also award bonus payments to our named executives officers above or below the targeted levels. The objectives for our senior management bonus program include the following:

•  create teamwork and interdependence among senior management across divisions and the corporate office;

•  fully weight the payout for senior management with multi-divisional influence to stockholders’ most critical performance metric – earnings;

•  weight the payout for senior management with a significant divisional focus mainly to company earnings, but also to the most significant drivers of their respective divisions, such as comparable store sales, overall company sales, operating income percentage or inventory management;

•  tie the incentives of senior management throughout the company to a common short term incentive structure; and

•  weight payouts between overall company and division performance.

The amount of the cash bonus depends on the level of achievement of the stated corporate, department and individual performance goals, including the achievement of targeted net income objectives, with a target bonus generally set as a percentage of base salary. For 2006, Mr. Albertson’s bonus payout may have been between 0% and 200% of base salary, and each of the other named executive officers’ bonus payout generally, may have been between 0% and 150% of base salary.

For Messrs. Albertson, Mason and Smith, 100% of the payout was determined based on the achievement of a targeted level of company adjusted net income after taxes for 2006. An amount equal to 100% of the payout percentage would be made if the company achieved that net income target. The payout also could be scaled between 0% of base salary, if the net income target was missed by 20% or more, and 150% of base salary (200% in the case of Mr. Albertson), if the net income target was exceeded by 20% or more.

For Mr. O’Brien, the payout metrics were the same as for Messrs. Albertson, Mason and Smith. However, the targeted level of adjusted net income after taxes for 2006 was based solely on the performance of the Music & Arts Center division rather than overall company performance. Mr. Eastman’s payout percentage was determined based on a targeted level of net income for the overall company (25%), a targeted level of sales for our Musician’s Friend division (37.5%), a targeted inventory turn-over level for our Musician’s Friend division (18.75%) and a targeted level of operating income for our Musician’s Friend division (18.75%). The payout percentages for Mr. O’Brien and Mr. Eastman also were scalable between 0% and 150% of base salary, based on the underachievement or overachievement of the targeted goals.

In March 2003, our Board of Directors adopted the Performance Bonus Plan, a performance-based incentive plan under which our Chief Executive Officer is eligible to receive a bonus payment. The Performance Bonus Plan was approved by our stockholders in April 2003. The Performance Bonus Plan is intended to provide an incentive for superior work and to motivate the Chief Executive Officer toward even higher achievement and business results, to tie his goals and interests to those of the company and its stockholders and to enable us to attract and retain highly qualified senior executives. Bonuses approved by our compensation committee and payable to the Chief Executive Officer under the Performance Bonus Plan are fully deductible for federal income tax purposes. To date, the bonuses payable to the Chief Executive Officer have been determined based on a target level of adjusted net income after taxes, as discussed above.

Long Term Incentive Plan

On July 28, 2005, our Board of Directors approved the Long-Term Incentive Plan, referred to as the “LTIP,” effective July 1, 2005. The LTIP was approved based on the recommendation of our compensation committee, which supervised the design of the plan with the assistance of an independent compensation consultant. Historically, we have provided equity-based incentives to our senior management solely in the form of stock options issued under stockholder approved plans. The purpose of the LTIP is to provide equity incentives to senior management that include not only stock options or similar grants, but also a performance share program that measures performance on a multi-year basis. The current performance period is the 10 quarter period ending December 31, 2007.

On July 28, 2005, performance share awards were granted under the LTIP. The awards represent a commitment by the company to issue between 0% to 200% of the target number of shares of the company’s common stock covered by the award, contingent upon the achievement by the company of specified objective performance goals during the performance period. The performance goal is based on a targeted level of cumulative adjusted earnings per share over the performance period. The target number of performance shares granted to the named executive officers were: Mr. Albertson, 76,800; Mr. Mason, 15,273; Mr. Eastman, 15,273; Mr. O’Brien, 15,273; and Mr. Smith 15,273.

The value of the earned awards is not calculable through the latest practicable date, as the performance period has not been completed and projections relating to the award level vary with fluctuations in the company’s financial performance. The projected awards as of December 31, 2006 are set forth in “Outstanding Equity Awards at Fiscal Year-End” on page 31. That calculation will be made, and the exact amount of stock to be received under the awards, if any, will be determined, following December 31, 2007. Through December 31, 2006, it was probable that some level of award less than 100% would be achieved under the LTIP, based on the company’s currently projected financial performance.

Equity Incentive Plans

The purpose of the company’s equity incentive plans is to provide additional incentive for our directors and key employees to further the growth, development and financial success of the company and its subsidiaries by personally benefiting through the ownership of our common stock or other rights which recognize such growth, development and financial success. Our Board of Directors also believes that our equity incentive plans enable us to obtain and retain the services of the directors and key employees that are considered essential to our long range success by offering them an opportunity to own stock and other rights that reflect our financial success.

The company’s equity incentive grants for the named executive officers are currently provided solely under the LTIP. For 2005, 2006 and 2007, the LTIP grants to the named executive officers have consisted of, and are expected to consist of, a single grant of LTIP performance shares and an annual grant of stock options made under the terms of our equity incentive plans. In addition, beginning in 2008, Mr. Albertson’s employment agreement provides that the company will issue 80,000 stock options per year to Mr. Albertson unless a subsequent long-term incentive plan suitable to Mr. Albertson is adopted to replace the current LTIP.

While the equity incentive awards to our named executive officers have been made in connection with the LTIP, the compensation committee retains discretion to make equity incentive awards to our named executive officers at other times, including in connection with the hiring of a new executive officer, the promotion of an executive officer, to reward executive officers, for retention purposes or for other circumstances recommended by management or the compensation committee. Individual determinations are made with respect to the number of stock options granted to the named executive officers. In making these determinations, the compensation committee considers the company’s performance relative to our financial and strategic objectives, the previous year’s individual performance of each named executive officer and the job duties of the named executive officer. This analysis is also used to determine any new hire or promotion-related grants that may be made during the year.

The number of options granted to a named executive officer is intended to reward prior year individual performance. Generally, we do not consider a named executive officer’s equity holdings or previous equity grants in determining the number of equity incentive awards to be granted. We believe that our named executive officers should be fairly compensated each year relative to market pay levels and relative to our other executive officers. Moreover, we believe that our long-term incentive compensation program furthers our emphasis on pay for performance compensation.

The compensation committee is the plan administrator for our equity incentive plans. The compensation committee has granted annual awards to named executive officers once per year at a regularly scheduled committee meeting, with the exercise price of the grant determined as of the date approved by the compensation committee. This practice has been consistent from year to year, and no grants are coordinated with the public release of nonpublic material information.

Generally, stock options are earned on the basis of continued service to us and generally vest over four years, beginning with one-fourth vesting on each of the first four anniversary dates of the grant. Grants to Mr. Albertson vest ratably over three years. Stock options granted under our equity incentive plans have a maximum life of ten years and an exercise price equal to the fair market value of our common stock on the date of grant. Currently, the terms of our plan documents provide that fair market value is the closing market price of our common stock on the date of grant. Historically, the terms of our plan documents provided that fair market value was the average of the closing bid and asked prices of our common stock on the trading day prior to the date of grant. We believe that our historical determination of fair market value is consistent with market practices and would not have resulted in a material difference in exercise price had prior grants been determined in accordance with our current determination formula.

For accounting purposes, we apply the guidance in Statement of Financial Accounting Standards No. 123 (revised December 2004), or SFAS 123(R), to record compensation expense for our stock option grants. We develop the assumptions necessary and the model appropriate to value the awards as well as the timing of the expense recognition over the requisite service period, generally the vesting period, of the award in accordance with SFAS 123(R).

The options received by the named executive officers have been both qualified incentive stock options and non-qualified stock options. For qualified incentive stock options, the named executive officers recognize taxable income from stock option awards when the shares underlying the option are sold. For non-qualified stock options, the named executive officers recognize taxable income from stock option awards when a vested option is exercised. We generally receive a corresponding tax deduction for compensation expense in the year of exercise. The amount included in the named executive officer’s wages and the amount we may deduct for federal income tax purposes is equal to the common stock price when the stock options are exercised less the exercise price multiplied by the number of stock options exercised. We do not pay or reimburse any named executive officer for any taxes due upon exercise of a stock option.

Profit-Sharing Plan

We have a defined contribution 401(k) plan with a 401(a) profit-sharing component maintained for the exclusive benefit of eligible employees and their beneficiaries, including the named executive officers. Eligible employees can contribute from one to seventy-five percent of their compensation into the 401(k) plan. At the discretion of the compensation committee, we can make matching contributions to the 401(k) plan, which will be a uniform percentage of the eligible employees’ contributions. We may also, at the compensation committee’s discretion, make profit-sharing contributions to the 401(k) plan. To the extent made, the profit-sharing contributions are allocated based on the relative compensation of all eligible employees. The annual contribution to the profit-sharing plan for the year ended December 31, 2006 was two percent of compensation, up to a maximum contribution of $4,400 for any employee. In the aggregate, the company contributed $1.5 million, $3.6 million and $2.1 million, for the years ended December 31, 2006, 2005 and 2004, respectively.

Employee Stock Purchase Plan

In April 2001, we adopted our Employee Stock Purchase Plan, which we refer to as the “ESPP.” The ESPP is a tax-qualified employee stock purchase plan which authorizes 500,000 shares of our common stock for issuance under the plan. Under the ESPP, participants are permitted to purchase our common stock at a price which is eighty-five percent of the stock’s fair market value on either the first or last day of the offering period, whichever price is lower. The shares are issued automatically on the last business day of the offering period. The participants fund the purchase of the shares through payroll deductions. Substantially all of our full time employees are eligible to participate in this plan, including the named executive officers.

Executive Severance Arrangements

We provide severance benefits to the named executive officers and certain other officers. These benefits help us to attract and retain an appropriate caliber of talent for our senior officer positions. With respect to senior management, these severance benefits in part are intended to reflect the fact that it may be difficult for these employees to find comparable employment within a short period of time. We believe that our severance benefits are consistent with the provisions and benefit levels of other companies disclosing this type of provision in their reported public filings.

The severance benefits are provided in connection with employment agreements entered into with the named executive officer, in the case of Messrs. Albertson, Eastman and O’Brien, or through an executive severance agreement, in the case of the other named executive officers. For more detailed information, see “Executive Severance Benefits and Potential Payments Upon a Change of Control.”

Aircraft Usage

The company owns and operates an airplane to facilitate business travel of senior executives in a safe and efficient manner. The company is required to provide Mr. Albertson with private aircraft transportation under the terms of Mr. Albertson’s employment agreement. Under the agreement, Mr. Albertson is also permitted to use the airplane for personal travel. During 2006, Mr. Albertson reimbursed the company for his personal flights on the company’s airplane pursuant to the terms of a Time Sharing Agreement which requires Mr. Albertson to pay to the company the incremental costs of such use, as follows: expenses for fuel, oil, lubricants and other additives; crew travel expenses, including food, lodging and ground transportation; hangar and tie-down costs when the airplane is required to be away from the airplane’s base of operation; insurance obtained for the specific flight; landing fees, airport taxes, and similar assessments; customs, foreign permit, and similar fees directly related to the flight; in-flight food and beverage; passenger ground transportation; and flight planning and weather contract services for such flight. Since our airplane is used primarily for business travel, we do not charge Mr. Albertson for the fixed costs that do not change based on usage, such as pilots’ salaries, the purchase cost of the aircraft and the cost of maintenance not related to trips. For personal use, including family members, of the company airplane outside of the Time Sharing Agreement, Mr. Albertson receives imputed income at the Standard Industry Fare Level (“SIFL’’), which is the value ascribed for such travel for federal income tax purposes. Under our policies, no incremental cost is recognized when Mr. Albertson is accompanied by a family member on a business trip. The amount shown in the tables below regarding aircraft usage reflects our estimate of Mr. Albertson’s incremental costs for the airplane. This amount does not reflect Mr. Albertson’s imputed income for tax purposes, which will vary from the amount disclosed.

Internal Revenue Code Section 280G Tax Gross-Up Payments

Section 280G of the Internal Revenue Code generally provides that, if certain payments in the nature of compensation paid to certain executives in connection with a change of control of the company exceed three times the individual’s base amount of compensation (generally an average of the individual’s W-2 compensation for the five years preceding the year in which the change in control occurs), then all amounts paid in excess of one times the base amount of compensation are not deductible by us. Section 4999 of the Internal Revenue Code imposes a twenty percent excise tax on the recipient of any excess payment. Mr. Albertson’s employment agreement provides that if Mr. Albertson is subject to excise tax pursuant to Section 4999 of the Internal Revenue Code as a result of any payments under the employment agreement, we will pay him a “gross-up payment” equal to the sum of the excise tax and all federal, state and local income and employment taxes payable by him with respect to the gross-up payment. As a result, the company would provide Mr. Albertson with payments so that he would receive on an after-tax basis an amount equal to the amount he would have received in the absence of the imposition of excise taxes.

Other Benefits and Perquisites

We provide the opportunity for our named executive officers and other senior level management to receive certain perquisites and general health and welfare benefits. We provide these benefits to provide an additional incentive for our executives, to remain competitive in the general marketplace for executive talent and to enable our executives to better focus on their performance by providing the opportunity for travel convenience and physical and mental well-being.

The company has or may provide the following personal benefits and perquisites to our named executive officers:

•  eligibility to participate in the company’s health, dental, vision, disability insurance and life insurance programs, and the reimbursement of the related medical insurance premiums;

•  a company provided vehicle or car allowance, along with the reimbursement of expenses related to operating, maintaining and insuring the vehicle;

•  a comprehensive company-sponsored fitness program, grossed-up for federal tax purposes;

•  in certain circumstances, the reimbursement of relocation expenses; and

•  an annual company service award.

Stock Ownership Guidelines

We have not implemented stock ownership guidelines for our named executive officers. We will continue to periodically review best practices and re-evaluate our position with respect to stock ownership guidelines.

Additional Information on Compensation Plans

The summaries of the employment agreements and compensation plans provided above are qualified by reference to the full text of the specific agreement or plan, each of which has been filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2006 and is incorporated into this proxy statement by reference. Copies may also be obtained by making written request to our Secretary.

Compensation of Mr. Ross

The 2006 compensation information for Mr. Ross, our former Chief Financial Officer, is provided in this Proxy Statement. On February 10, 2006, Mr. Ross and the company entered into a Transition Agreement pursuant to which Mr. Ross resigned as our Chief Financial Officer effective March 31, 2006, resigned as an employee effective June 30, 2006 and was available to us as a consultant through October 1, 2006. Mr. Ross continued to be compensated in accordance with his prior employment agreement through June 30, 2006. Thereafter, he is receiving continuation of base salary of $320,000 per annum for one year, a bonus equal to his most recent annual bonus of $270,000, acceleration of the vesting of stock options previously granted to him, and continuation of healthcare and certain other benefits for one year.

Internal Revenue Code Section 162(m) Deductibility Limit

Under Section 162(m) of the Internal Revenue Code, the amount of compensation paid to certain executives that is deductible with respect to our corporate taxes is limited to $1.0 million annually, except for specified performance-based compensation. It is the current policy of the compensation committee to maximize, to the extent reasonably possible, our ability to obtain a corporate tax deduction for compensation paid to our named executive officers to the extent consistent with the best interests of the company and our stockholders.

COMPENSATION COMMITTEE REPORT

The compensation committee administers our executive compensation programs and policies. The compensation committee consists of Messrs. Livingston, Martin and Starrett, with Mr. Starrett serving as the chairman of the committee. The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on the review and discussions, the compensation committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the company’s proxy statement.

COMPENSATION COMMITTEE
Larry Livingston
Bob L. Martin
Peter Starrett, Chairman

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid or earned by each of the named executive officers for the fiscal year ended December 31, 2006.

Name and principal position	Year	Salary	Bonus	Stock awards (1)	Option awards(2)		All other compensation (3)	Total
Marty Albertson	2006	$733,542	$220,500	$908,329	$1,512,122		$59,850	$3,434,343
Chairman and Chief
Executive Officer
Erick Mason(4)	2006	331,250	68,000	180,637	347,918		38,125	965,930
Executive Vice President and
Chief Financial Officer
Robert Eastman	2006	412,500	130,518	180,637	495,520		36,478	1,255,653
Chief Executive Officer,
Musician’s Friend, Inc.
Leland Smith	2006	294,375	44,250	180,637	207,048		39,460	765,770
Executive Vice President of
Corporate Development,
General Counsel and Secretary
Kenneth O’Brien	2006	360,500	—	180,637	83,283		12,866	637,286
Chief Executive Officer,
Music & Arts Center
Bruce Ross(5)	2006	198,102	270,000	—	920,571	(6)	10,460	1,399,133

(1)    Amounts shown in the column represent the stock-based compensation expense recorded in the year ended December 31, 2006 related to performance shares granted under the LTIP and are estimated based on our forecasted performance compared to plan targets. Performance shares in the form of common stock are earned by the participants based upon a targeted level of cumulative adjusted earnings per share during the performance period of the LTIP which ends on December 31, 2007. At the end of each reporting period, we reevaluate our assessment of performance under the LTIP and make adjustments to the expense as necessary based on the latest estimates available. Under SFAS 123(R), the fair value of these performance share awards was based on the market price of the company’s common stock on the date the underlying plan received compensation committee approval, or other form of a mutual understanding of the key terms and conditions of performance. The target number of performance shares granted were: Mr. Albertson 76,800, Mr. Mason 15,273, Mr. Eastman 15,273, Mr. Smith 15,273, and Mr. O’Brien 15,273. The actual number of shares ultimately issuable is between 0% and 200% of the target number of shares. Please see “Executive Compensation—Long Term Incentive Plan.” Mr. Ross forfeited his participation in the LTIP upon resignation from the company.

(2)    Amounts shown in the column represent the stock-based compensation expense recorded in the year ended December 31, 2006 related to stock options. The stock options generally vest over four years in equal annual installments, except for options granted to Mr. Albertson, which will vest over three years consistent with his preexisting employment agreement. Under SFAS 123(R), the stock-based compensation expense for option awards is measured at the grant date based on the fair value of the award and is recognized as expense on a straight-line basis over the requisite service period of the award. For a discussion of the assumptions made in the valuation of these option awards, see Note 9 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2006.

(3)    See table below “Supplemental Table—All Other Compensation.”

(4)    Effective April 1, 2006, Mr. Mason was appointed Chief Financial Officer.

(5)    Mr. Ross resigned as Chief Financial Officer effective March 31, 2006 and as an employee of the company effective June 30, 2006.

(6)    Upon his retirement announced in February 2006, all of Mr. Ross’ remaining unvested options totaling 32,002 shares were immediately vested. Due to this vesting acceleration, stock-based compensation expense of approximately $800,000 was recognized in 2006 and is included in Mr. Ross’ total option award compensation for the year.

All Other Compensation

Supplemental Table to Summary Compensation Table

Name	Year	Automobile Lease Benefit	Health Club Benefit	Service Award	Profit Sharing Plan Contribution	Personal Usage of Corporate Aircraft(1)	Total All Other Compensation
Marty Albertson	2006	$32,608	$10,363	$4,239	$4,400	$8,240	$59,850
Erick Mason	2006	19,123	10,363	4,239	4,400	—	38,125
Robert Eastman	2006	27,839	—	4,239	4,400	—	36,478
Leland Smith	2006	20,458	10,363	4,239	4,400	—	39,460
Kenneth O’Brien	2006	4,227	—	4,239	4,400	—	12,866
Bruce Ross	2006	10,460	—	—	—	—	10,460

(1)   During 2006, the company owned and operated an airplane to facilitate business travel of senior executives in a safe and efficient manner. Pursuant to the terms of his employment agreement, Mr. Albertson is permitted to also use the airplane for personal reasons. During 2006, Mr. Albertson reimbursed the company for certain personal flights on the company’s airplane pursuant to the terms of a Time Sharing Agreement which requires Mr. Albertson to pay to the company the incremental costs of such use, as follows: expenses for fuel, oil, lubricants and other additives; crew travel expenses, including food, lodging and ground transportation; hangar and tie-down costs when the airplane is required to be away from the airplane’s base of operation; insurance obtained for the specific flight; landing fees, airport taxes, and similar assessments; customs, foreign permit, and similar fees directly related to the flight; in-flight food and beverage; passenger ground transportation; and flight planning and weather contract services for such flight. Since our airplane is used primarily for business travel, we do not charge Mr. Albertson for the fixed costs that do not change based on usage, such as pilots’ salaries, the purchase cost of the aircraft and the cost of maintenance not related to trips. During 2006, Mr. Albertson paid $13,776 to the company pursuant to the Time Sharing Agreement. For all other personal use of the company airplane, Mr. Albertson receives imputed income at the Standard Industry Fare Level (“SIFL’’), which is the value ascribed for such travel for federal income tax purposes. During 2006, Mr. Albertson received $8,240 in imputed income for personal use, including family members, of the company airplane under the SIFL methodology. The difference between incremental cost as determined pursuant to the terms of the Time Sharing Agreement and the amount disclosed above ($8,240) totaled $6,894 in 2006. Under our policies, no incremental cost is recognized when Mr. Albertson is accompanied by a family member on a business trip.

Employment Agreements

On October 8, 2004, we entered into a Second Amended and Restated Employment Agreement with Marty Albertson. The employment agreement replaced Mr. Albertson’s employment agreement with us entered into in June 2001. Mr. Albertson’s employment agreement expires on December 31, 2009, unless extended by mutual agreement. Under the employment agreement, Mr. Albertson serves as our Chairman of the Board and Chief Executive Officer. Such titles became effective October 28, 2004 and December 15, 2004, respectively. Pursuant to the employment agreement, Mr. Albertson will serve as Chairman of the Board unless our Board determines in the future that the Chairman role should be separated from the role of Chief Executive Officer in order to respond to future statutory or stock exchange listing obligations or then-prevalent practice. The employment agreement provides him with an annual base salary of $650,000, subject to annual review, an annual option grant to purchase 80,000 shares of our common stock, which options will vest in equal annual installments over three years, and an opportunity to earn an annual bonus. In addition, the contract also specifies that Mr. Albertson is entitled to participate in all insurance and benefit plans generally available to our executives and receive other specified perquisites, and that he may travel by private aircraft on company business. In addition, from the time of Mr. Albertson’s termination of employment status until he turns 65, he will be permitted to purchase, at the employee’s cost, coverage under our health plans. If we create a program under which insurance for expenses not covered by Medicare is offered on a group basis, Mr. Albertson will be permitted to purchase, at the employee’s cost, coverage under such a plan. As of July 28, 2005, in connection with the adoption of the LTIP, we entered into an amendment to Mr. Albertson’s employment agreement which provides that for the fiscal years 2005, 2006 and 2007, our obligation to grant an equity incentive to Mr. Albertson will be satisfied in full by granting to him, upon the terms and subject to the conditions set forth in the LTIP an annual grant of options to purchase 32,000 shares of our common stock and 76,800 performance shares (subject to increase or decrease based on performance as provided in the LTIP). In February 2007, the compensation committee approved an increase in Mr. Albertson’s annual base salary to $771,750 retroactive to January 1, 2007.

Effective as of January 1, 2006, our subsidiary Musician’s Friend, Inc. entered into a three-year employment agreement with Robert Eastman which expires on December 31, 2008, unless renewed by mutual agreement of Mr. Eastman and Musician’s Friend, Inc. This employment agreement provides Mr. Eastman with a base salary of at least $412,500 annually, and an opportunity to earn an annual bonus. Under this agreement, Mr. Eastman is entitled to participate in all insurance and benefit plans generally available to executives of Musician’s Friend, Inc.

Effective as of April 15, 2005, our subsidiary Music & Arts Center, Inc. entered into a five-year employment agreement with Kenny O’Brien which expires on May 1, 2010, unless renewed by mutual agreement of Mr. O’Brien and Music & Arts Center, Inc. This employment agreement provides Mr. O’Brien with a base salary of at least $350,000 annually, an opportunity to earn an annual bonus and a grant of options to purchase 35,000 shares of common stock. Under this agreement, Mr. O’Brien is entitled to participate in all insurance and benefit plans generally available to executives of the company. On July 28, 2005, Mr. O’Brien agreed that the grant of 15,273 performance shares under the LTIP and options to purchase 7,000 shares of common stock satisfied the company’s obligation to grant Mr. O’Brien options to purchase 35,000 shares of common stock as required by his employment agreement. In February 2007, Mr. O’Brien’s annual base salary was increased to $371,315 retroactive to January 1, 2007.

As described in “Executive Severance Agreements and Potential Payments Upon a Change of Control,” our named executive officers are also entitled to benefits upon termination of employment or an acquisition of our company that results in a change of control.

Grants of Plan-Based Awards

Name	Grant Date	Full Grant-Date Fair Value(1)	All Other Options Awards: Number of Shares of Securities Underlying Option	Exercise of Base Price of Option Awards ($/Sh)
Marty Albertson	4/29/2006	$677,760	32,000	$53.78
Erick Mason	4/29/2006	152,810	7,000	53.78
Robert Eastman	4/29/2006	174,640	8,000	53.78
Leland Smith	4/29/2006	152,810	7,000	53.78
Kenneth O’Brien	4/29/2006	152,810	7,000	53.78

(1)        Calculated based on the SFAS 123(R) amount used in connection with the preparation of our financial statements.

Option Exercises and Stock Vested

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise
Bruce Ross	100,000	$2,014,928

Outstanding Equity Awards at Fiscal Year-End

Name	Number of Securities Underlying Unexercised Options Exercisable(1)	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise price	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That have Not Vested(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That have Not Vested(3)
Marty Albertson	60,000	—	$10.56	4/5/2010	26,880	$1,221,965
	20,000	—	13.88	5/2/2010
	250,000	—	15.31	8/2/2011
	80,000	—	16.98	5/22/2012
	80,000	—	28.30	7/14/2013
	53,334	26,666	39.98	5/19/2014
	10,667	21,333	64.66	7/28/2015
	—	32,000	53.78	4/29/2016
Erick Mason	15,000	—	20.75	2/26/2008	5,346	243,009
	25,000	—	18.25	3/17/2009
	6,573	—	15.31	8/2/2011
	7,500	—	16.98	5/22/2012
	11,250	3,750	28.30	7/14/2013
	15,000	15,000	39.98	5/19/2014
	1,750	5,250	64.66	7/28/2015
	—	7,000	53.78	4/29/2016
Robert Eastman	7,500	—	15.31	8/2/2011	5,346	243,009
	10,000	—	16.98	5/22/2012
	22,500	7,500	28.30	7/14/2013
	20,000	20,000	39.98	5/19/2014
	2,000	6,000	64.66	7/28/2015
	—	8,000	53.78	4/29/2016
Leland Smith	10,000	10,000	39.98	5/19/2014	5,346	243,009
	1,750	5,250	64.66	7/28/2015
	—	7,000	53.78	4/29/2016
Kenneth O’Brien	1,750	5,250	64.66	7/28/2015	5,346	243,009
	—	7,000	53.78	4/29/2016

(1)        Mr. Albertson’s unvested options vest in equal installments over three years. All other options vest in equal installments over four years.

(2)        Amounts shown in the column represent the performance shares issuable under the LTIP based on our forecasted performance as of December 31, 2006 compared to plan targets. Performance shares in the form of common stock are earned by the participants based upon specified objective performance goals during the performance period of the LTIP which ends on December 31, 2007.

(3)        Amounts shown in the column represent the value of the shares issuable under the LTIP based on the closing price of the company’s stock as of December 31, 2006, which was $45.46.

Equity Compensation Plan Information

The following table sets forth the number and weighted-average exercise price of securities to be issued upon exercise of outstanding options, warrants and rights, and the number of securities remaining available for future issuance under equity compensation plans, at December 31, 2006:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(2)

Plan Category
Equity Compensation Plans Approved by Security Holders	2,803,671	$34.78	1,541,096
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	2,803,671	$34.78	1,541,096

(1)   Includes (i) 1,335,695 shares of common stock issuable upon the exercise of options granted under the 2004 Plan, of which 283,292 shares were exercisable as of December 31, 2006, and (ii) 1,467,976 shares of common stock issuable upon the exercise of options granted under the 1997 Plan, of which 1,310,153 shares were exercisable as of December 31, 2006.

(2)   Includes 1,327,232 shares of common stock available under the 2004 Plan and 213,864 shares of common stock available for issuance under our ESPP.

Long Term Incentive Plan

On July 28, 2005, our Board of Directors approved the LTIP, effective July 1, 2005. The LTIP was approved based on the recommendation of our compensation committee, which supervised the design of the plan with the assistance of an independent compensation consultant. Historically, we have provided equity-based incentives to our senior management solely in the form of stock options issued under stockholder approved plans. The purpose of the LTIP is to provide equity incentives to senior management that include not only stock options or similar grants, but also a performance share program that measures performance on a multi-year basis.

The LTIP is administered by the compensation committee of the Board or any other committee designated by the Board consisting of at least two members of the Board who qualify as outside directors under Section 162(m) of the Code. Any officer or other employee of the company or any subsidiary of the company hired prior to the end of the Performance Period (as defined below) is eligible to participate in the LTIP. The performance period under the LTIP began on July 1, 2005 and ends on December 31, 2007 (the “Performance Period”). The LTIP is designed to qualify under Section 162(m) of the Code as a performance-based compensation plan. Under Section 162(m), compensation in excess of $1,000,000 paid to any of the chief executive officer and the four most highly compensated executive officers other than the chief executive officer, individually in any year, is not tax deductible by the company unless such compensation is considered to be performance-based. Any employee of the company or any subsidiary is eligible to participate in the LTIP, although it is currently expected that the participants will consist of executives at the level of executive vice president or above, initially 13 persons.

Awards under the LTIP will be made under the 2004 Plan or any successor plan. Under the LTIP, the compensation committee, in its sole discretion, will determine the number of stock options to grant to each participant. It is expected that each participant will receive an annual grant of stock options under the 2004 Plan. All such options will be for a term of ten years and will generally vest over four years in equal annual installments, except for options granted to Mr. Albertson, our CEO, which will vest over three years consistent with his preexisting employment agreement. The exercise price will be the fair market value of the underlying common stock on the date of grant. The compensation committee will retain the authority in its sole discretion to make subsequent grants in any form of award permissible under the 2004 Plan. At the time of the initial adoption of the LTIP, we granted options to acquire an aggregate of 109,000 shares of common stock to participants, including the following grants to named executive officers: 32,000 to Mr. Albertson; 7,000 to Mr. Ross; 8,000 to Mr. Eastman; 7,000 to Mr. Mason; 7,000 to Mr. O’Brien; and 7,000 to Mr. Smith.

Also under the LTIP, the Committee may grant eligible employees performance awards in the form of our common stock (the “Performance Shares”). Whether or not these Performance Shares are earned by the participants will be determined based upon whether or not we achieve specified objective performance goals during the ten quarter Performance Period (“Performance Goals”). The Performance Goals under the LTIP are based on the attainment of a specified level of cumulative diluted earnings per share during the Performance Period, subject to adjustment for items deemed to represent extraordinary or similar non-recurring items, such as extraordinary items under GAAP, debt repayment fees, future changes in income tax rates, changes in accounting principles, gains or losses on the disposition of real property, life insurance proceeds, costs related to the LTIP and goodwill impairment. The target number of Performance Shares potentially issuable under the LTIP is 240,221, with the actual number of shares ultimately issuable to be between zero and twice such amount, depending on actual performance. The target number of Performance Shares potentially issuable to named executive officers is: 76,800 to Mr. Albertson; 15,273 to Mr. Ross; 15,273 to Mr. Eastman; 15,273 to Mr. Mason; 15,273 to Mr. O’Brien; and 15,273 to Mr. Smith (subject in each case to adjustment based on actual performance as described above). The compensation committee also has the discretion to make cash payments in lieu of Performance Shares. Individuals who become LTIP participants after initial adoption may receive a prorated award.

Performance Shares are subject to pro ration formulas in the event a participant is terminated other than for cause, resigns for good reason, dies or becomes disabled during the Performance Period. In addition, immediately prior to a change in control during the Performance Period, a participant will be issued that number of Performance Shares equal to the greater of (a) fifty percent of such participant’s Target Performance Share Amount (as defined in the LTIP) or (b) that number of Performance Shares to which such participant shall be entitled based on the compensation committee’s written certification of attainment of Performance Goals measured by the compensation committee as of the most recently completed fiscal year preceding the execution of the definitive agreement giving rise to such change in control.

The summary of the LTIP provided above is qualified in its entirety by reference to the full text of the LTIP, a copy of which is attached as Exhibit 10.2 to a Form 8-K dated July 28, 2005 and is incorporated into this proxy statement by reference. In addition, the full text of the 2004 Plan has previously been filed with the Securities and Exchange Commission as Annex A to the Definitive 2004 Proxy Statement and Annex A to the Definitive 2005 Proxy Statement. Copies of the LTIP can also be obtained by making written request to our Secretary.

Executive Severance Benefits and Potential Payments Upon Change of Control

As described above, we have entered into agreements with our named executive officers which will require us to provide compensation and benefits to the named executive officers in the event of certain terminations of employment and/or a change in control of our company.

The compensation and benefits described below assume that any change in control or termination of employment was effective as of December 31, 2006. These descriptions are based on our best estimate of the compensation and benefits that would be provided to the executives upon a change of control or a termination of employment. The stock option values represent the intrinsic value of the unvested stock options that would have accelerated as of December 31, 2006, calculated as the excess of our share price of $45.46 on December 29, 2006, over the exercise price of the option, multiplied by the number of shares which would have become vested and exercisable. The value of other equity awards is based on our December 29, 2006 share price multiplied by the number of shares which would have become vested.

Upon a change in control, our executive officers may be subject to certain excise taxes pursuant to Section 4999 of the Code, which imposes a 20% excise tax on certain excess parachute payments. We have agreed to pay Mr. Albertson a gross-up payment such that, after the payment of any income, excise or other tax on the gross-up payment, he retains an amount sufficient to pay all excise taxes pursuant to Section 4999 of the Code. The calculation of the amount of any excise tax and related gross-up involve complex calculations and require that certain assumptions be made with respect to the amounts in question. The amount shown below is based on what we believe are reasonable assumptions, however these assumptions have not been analyzed or approved by Mr. Albertson. The actual methodology used to calculate a gross-up may vary from our assumptions.

Mr. Albertson

Under the terms of Mr. Albertson’s employment agreement, if Mr. Albertson is terminated without cause or resigns with reasonable justification, he will be entitled to receive his base salary, target annual cash bonus and continuation of his benefits through the second anniversary of such a termination or resignation. If the resignation or termination occurs within two years after the consummation of a sale of our company, Mr. Albertson will be entitled to receive his target base salary, annual cash bonus and continuation of his benefits through the third anniversary of the termination or resignation. If Mr. Albertson is terminated without cause, resigns with reasonable justification, dies, becomes disabled or retires, all stock options held by him will immediately vest. Also upon Mr. Albertson’s retirement, starting with options granted in 2005, he will be permitted to exercise his non-qualified options for two years after his retirement. If Mr. Albertson’s employment is terminated by us for cause or if he resigns without reasonable justification, he will be entitled only to his accrued base salary through the date of termination.

The following table shows the potential payments upon change of control of the company for Mr. Albertson:

Payments	Death / Disability / Retirement	Without Cause / Justification	Change of Control
Cash Severance	$—	$3,087,000	$4,630,500
Pro-rata Bonus Payment(1)	—	220,500	220,500
Unvested Stock Option Spread(2)	146,129	146,129	146,129
LTIP Payment(3)	—	—	1,745,664
Welfare Benefit Values	—	46,882	70,323
Perquisite Benefit Values	—	67,652	101,478
Excise Tax & Gross-Up	—	—	—
Aggregate Payments	$146,129	$3,568,163	$6,914,594

(1)   Reflects the lump-sum value of the bonus amount earned for performance during 2006 fiscal year.

(2)   Reflects the value of stock options that would vest on December 31, 2006, assuming $45.46 closing stock price as of December 29, 2006.

(3)   Reflects the value of 38,400 performances shares (50% of target for the 2005-2007 performance period) issued under the 2005 Long Term Incentive Plan, assuming $45.46 closing stock price as of December 29, 2006.

Other Named Executive Officers

If Mr. Eastman’s employment is terminated without cause or Mr. Eastman terminates his employment with reasonable justification after December 31, 2006, he will be entitled to receive as severance base salary for the greater of 12 months or the period beginning on the date of termination and ending on December 31, 2008 and one annual cash bonus equal to the last annual bonus he received prior to termination (excluding any portion that the compensation committee considers extraordinary and non-recurring). In that event, or if there is a change of control of the company, all stock options issued to Mr. Eastman after June 1, 2003 will fully vest. The agreement also provides for the continuation of certain rights to participate in company healthcare plans for the severance period. If Mr. Eastman’s employment with Musician’s Friend, Inc. is terminated for any other reason, he will be entitled to receive only his accrued base salary through the date of termination.

Under the terms of Mr. O’Brien’s employment agreement, if Mr. Obrien is terminated without cause or resigns with reasonable justification prior to April 15, 2007, he will be entitled to receive his base salary for 24 months, an annual bonus equal to his last annual bonus and the continuation of his medical benefits for 18 months. If he is terminated without cause or resigns with reasonable justification after April 15, 2007, he will be entitled to receive his base salary for 12 months, an annual bonus equal to his last annual bonus and the continuation of his medical benefits for the lesser of 18 months or the remaining term of the agreement. If Mr. O’Brien’s employment with the company is terminated for any other reason, he will be entitled to receive only his accrued base salary through the date of termination.

Our Board of Directors has adopted a form of executive severance agreement which covers certain officers of the company and its subsidiaries, including Messrs. Mason and Smith and other senior level officers. Under this agreement, in the event the officer is terminated without cause or resigns with reasonable justification, the officer is entitled to receive one year of base salary, an annual cash bonus equal to the bonus received in the year of termination, if any, and one year of continuation of medical benefits. If the officer is terminated for any other reason, the officer will be entitled only to accrued base salary through the date of termination. In addition, this agreement provides that in the event of a change of control during the term of the officer’s employment, the vesting of equity awards held by such officers will be accelerated.

Assuming the employment of our other named executive officers were to be terminated by us for cause or by the executive without reasonable justification, we are not obligated to make any cash payment to these executives that relate to periods after the date of termination. No severance or benefits are provided for any of these executives in the event of death or disability.

Assuming the employment of these named executive officers were to be terminated by us without cause or by the executive with reasonable justification, or if the executive is terminated following a change in control of the company, all as of December 31, 2006, we would be obligated to make the payments in the amounts set forth in the table below.

Named Executive Officer	Salary	Bonus(1)	Medical	Vesting— Without Cause / Justification(2)	Vesting— Change of Control(2)	LTIP Payout(3)
Erick Mason	$350,000	$68,000	$23,441	$—	$1, 737,996	$347,178
Robert Eastman	825,000	130,518	23,441	734,000	734,000	347,178
Leland Smith	310,000	44,250	23,441	—	109,600	347,178
Kenny O’Brien	742,630	—	35,162	—	—	347,178

(1)   Reflects the lump-sum value of the bonus amount earned for performance during 2006 fiscal year.

(2)   Reflects the value of stock options that would vest on December 31, 2006, assuming $45.46 closing stock price as of December 29, 2006.

(3)   Reflects the value of 7,637 performances shares (50% of target for the 2005-2007 performance period) issued under the 2005 Long Term Incentive Plan, assuming $45.46 closing stock price as of December 29, 2006.

More detailed and technical information regarding the definitions of the terms “without cause,” “change of control,” “reasonable justification” and “disability,” can be found in the employment agreements for Mr. Albertson, Mr. Eastman and Mr. O’Brien, the executive severance agreement, the 2004 Plan and the LTIP, each of which has been filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2006.

Additional Information on Employment Agreements and Compensation Plans

The summaries of the employment agreements and compensation plans provided above are qualified by reference to the full text of the specific agreement or plan, each of which has been filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2006 and is incorporated into this proxy statement by reference. Copies may also be obtained by making written request to our Secretary.

Compensation Committee Interlocks and Insider Participation

The compensation committee administers our executive compensation programs and policies. During 2006, Messrs. Livingston, Martin and Starrett each a non-employee director, served on the compensation committee. None of Messrs. Livingston, Martin and Starrett served as an officer or employee of the company during 2006, ever served as an officer of the company or were engaged in 2006 in any transaction required to be disclosed in this proxy statement under the heading “Certain Relationships and Related Transactions.”

DIRECTOR COMPENSATION

Each member of our Board of Directors who is not an employee is paid a quarterly retainer of $12,500 for service as a director. The lead director receives $20,000 additional compensation per year, the chairman of the audit committee receives $15,000 additional compensation per year and the chairmen of the compensation committee and the nominating and corporate governance committee each receive $10,000 additional compensation per year. All directors are reimbursed for reasonable out-of-pocket expenses arising from their service as a director.

We also provide equity-based compensation to our non-employee directors who receive an annual grant of deferred stock units having an aggregate value equal to $125,000 on the date of grant, subject to pro-ration for directors who join the Board of Directors during the year. This award will become vested annually at the rate of 33% per year starting on the first anniversary of the date of grant and will be fully vested on the earliest to occur of (i) the third anniversary of the date of grant, (ii) a qualified retirement or (iii) a change in control of our company.

Our corporate governance guidelines provide that each member of the Board of Directors should hold at least $100,000 in common stock within three years after a director is first elected or the date this ownership guideline was adopted (July 2005). Stock beneficially owned by a director, for which beneficial ownership is not disclaimed, and vested deferred stock units count towards achievement of the $100,000 target, but unexercised stock options and unvested shares of restricted stock granted to directors by the company do not count towards achievement of the $100,000 target.

Director Summary Compensation Table

The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2006.

Director Compensation

Name	Fees Earned or Paid in Cash	Stock Awards(1)(3)	Option Awards(2)(3)	All Other Compensation	Total
Larry Livingston	$47,500	$120,790	$11,412	$—	$179,702
Bob L. Martin	47,500	38,906	—	—	86,406
Pat MacMillan	49,000	43,346	—	—	92,346
George Mrkonic	70,500	103,578	11,412	—	185,490
Kenneth Reiss	65,500	71,879	24,431	—	161,810
Walter Rossi	47,500	63,204	—	—	110,704
Peter Starrett	59,000	165,397	11,412	—	235,809
Paul Tarvin	43,778	34,126	—	—	77,904

(1)   On April 28, 2006, 2,496 shares of deferred stock were granted to each director named above at a grant-date fair value of $53.76 per share vesting in equal annual installments over a three-year period. On February 10, 2006, Mr. Tarvin received a grant of 319 shares of restricted stock at a grant-date fair value of $54.91 per share vesting in equal annual installments over a four-year period. On November 11, 2005, Mr. Martin received a grant of 686 shares of restricted stock at a grant-date fair value of $50.56 per share vesting in equal annual installments over a four-year period. On July 28, 2005, Mr. MacMillan received a grant of 811 shares of restricted stock at a grant-date fair value of $64.68 vesting in equal annual installments over a four-year period. On May 5, 2005, 1,449 shares of restricted stock were granted to Mr. Livingston, Mr. Mrkonic, Mr. Reiss, Mr. Rossi, and Mr. Starrett at a grant-date fair value of $48.28 vesting in equal annual installments over a four-year period. On April 29, 2004, 1,700 shares of restricted stock were granted to Mr. Livingston, Mr. Mrkonic, Mr. Reiss, Mr. Rossi, and Mr. Starrett at a grant-date fair value of $40.42 vesting in equal annual installments over a five-year period. For all awards listed, the grant-date fair value equaled the closing price of our stock on the date of grant.

(2)   As of December 31, 2006, options to purchase shares of the Company’s common stock consisted of the following: Mr. Livingston 9,666, Mr. Mrkonic 27,286, Mr. Reiss 5,250, and Mr. Starrett 38,123.

(3)   Amounts represent the compensation expense for such awards during 2006 for financial statement purposes.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2006, we made payments in the aggregate of $553,345 to MACBEN, LLC, a Maryland limited partnership (“MACBEN”), according to the terms of a lease dated April 24, 1997 pursuant to which Music & Arts Center leases its headquarters building located in Frederick, Maryland from MACBEN. Kenny O’Brien, the Chief Executive Officer of Music & Arts Center, owns a 30% interest in MACBEN. We entered into this lease in connection with our acquisition of Music & Art Center, Inc., in April 2005.

AUDIT COMMITTEE REPORT

During 2006, Messrs. Mrkonic, Reiss, Rossi and Tarvin served on the audit committee. The audit committee currently consists of Messrs. Tarvin, Reiss and Rossi, with Mr. Reiss serving as the chairman of the committee and the audit committee financial expert. Our audit committee is composed of “independent” directors, each of whom is financially literate as required by Nasdaq listing standards, and operates under a written charter adopted by the Board of Directors, a copy of which is available at www.guitarcenter.com.  Stockholders should understand that the foregoing designations related to the members of the audit committee do not impose upon such members any duties, obligations or liabilities greater than those generally imposed on a member of the audit committee or the Board of Directors.

Management is responsible for the company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the company’s consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon and as to management’s assessment of the effectiveness of internal controls over financial reporting. The audit committee’s responsibility is to monitor and oversee these processes, although the members of the audit committee are not engaged in the practice of auditing or accounting.

The following is the audit committee’s report submitted to the Board of Directors for the fiscal year ended December 31, 2006.

The audit committee has:

•  reviewed and discussed with management and KPMG LLP, the company’s independent auditors, the company’s quarterly earnings releases, consolidated financial statements and related periodic reports filed with the Securities and Exchange Commission;

•  discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented; and

•  received from KPMG LLP the written disclosures and the letter regarding their independence as required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and discussed the auditors’ independence with them.

Based on the review and discussions referred to above, the audit committee recommended to the Board of Directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
Kenneth Reiss, Chairman
Walter Rossi
Paul Tarvin

The audit committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under these acts.

PROPOSAL NO. 3
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the Board of Directors has selected KPMG LLP as Guitar Center’s independent registered public accounting firm for the year ending December 31, 2007. KPMG LLP served in the same role for the year ended December 31, 2006. A representative of KPMG LLP will be present at the meeting, will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

Audit Fees.   The aggregate fees billed for professional services rendered for the audit of our financial statements for the fiscal years ending December 31, 2006 and December 31, 2005, and the reviews of the financial statements included in our Forms 10-Q, or services normally provided by the accountant in connection with statutory and regulatory filings or engagements, for those fiscal years were $1,771,650 and $1,042,500, respectively.

Audit-Related Fees.   The aggregate fees billed in the year ended December 31, 2006 for assurance and related services rendered by the principal accountant that are reasonably related to the performance of the audit or review of the registrant’s financial statements and are not included in the above paragraph were $2,000. 2006 audit related fees consisted of the review of audit work papers related to potential acquisitions. No fees of this nature were billed for the year ended December 31, 2005.

Tax Fees.   The aggregate fees billed in each of the years ended December 31, 2006 and December 31, 2005 for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning were $115,067 and $396,626 respectively. 2006 and 2005 tax fees consisted of fees for tax compliance services, state tax consulting and unclaimed property tax consulting.

All Other Fees.   No other fees were billed for services in each of the years ended December 31, 2006 and December 31, 2005 for professional services rendered by the principal accountant other than as described above.

All audit related services, tax services and other services were pre-approved by our audit committee, which concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The audit committee’s pre-approval policy provides for the pre-approval of audit, audit-related and tax services specifically described by the committee on an annual basis, and unless a type of service is pre-approved under the policy, it will require separate pre-approval by the committee if it is to be provided by the independent auditor. The policy authorizes the committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

The ratification of the selection of our independent registered public accounting firm requires the affirmative vote of a majority of the votes represented by the common stock present in person or by proxy and entitled to vote on this proposal at the annual meeting. Abstentions will have the same effect as votes against the proposal and broker non-votes will not be counted as shares entitled to vote on the matter and will have no effect on the result of the vote.

Unless instructed to the contrary, all shares represented by the proxies solicited hereby will be voted FOR ratification of KMPG LLP as our independent registered public accounting firm for the year ending December 31, 2007.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
THE RATIFICATION OF THE SELECTION OF KPMG LLP AS GUITAR CENTER’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING
DECEMBER 31, 2007 AS SET FORTH IN THIS PROPOSAL NO. 3.

OTHER INFORMATION

Other Matters at the Meeting

We do not know of any matters to be presented at the annual meeting other than those mentioned in this proxy statement. If any other matters are properly brought before the annual meeting, it is intended that the proxies will be voted in accordance with the best judgment of the designated proxyholders.

Annual Report on Form 10-K; Available Information

Included with this proxy statement is our Annual Report on Form 10-K. Copies of exhibits to our Form 10-K are available from us upon reimbursement of our reasonable costs in providing these documents and written request to our Secretary. Please address requests for these documents to: Secretary, Guitar Center, Inc., 5795 Lindero Canyon Road, Westlake Village, California 91362. Our filings with the Securities and Exchange Commission may be inspected at the offices of the Securities and Exchange Commission located in Washington, D.C. Documents filed electronically with the Securities and Exchange Commission may also be accessed through the website maintained by it at www.sec.gov.

Householding

The Securities and Exchange Commission has approved a rule concerning the delivery of annual reports and proxy statements. It permits a single set of these reports to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. In accordance with a notice sent to certain stockholders who share a single address, only one Annual Report on Form 10-K and proxy statement will be sent to that address unless any stockholder at that address requested that multiple sets of documents be sent. However, we will deliver promptly a separate copy of our Annual Report on Form 10-K or this proxy statement to any stockholder at a shared address to which a single set of such documents was delivered upon written or oral notice to our Secretary at the address and phone number of our executive offices as provided on page one of this proxy statement. In addition, if any stockholder who agreed to householding wishes to receive a separate Annual Report on Form 10-K or proxy statement in the future, he or she may telephone toll-free 1-800-542-1061 or write to ADP, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Stockholders sharing an address who wish to receive a single set of reports may do so by contacting their banks or brokers, if they are beneficial holders, or by contacting ADP at the address set forth above, if they are record holders.

Stockholder Proposals for 2008 Annual Meeting

Any stockholder who meets the requirements of the proxy rules under the Exchange Act may submit to the Board of Directors proposals to be considered for submission to the stockholders at the annual meeting in 2008. Your proposal must comply with the requirements of Rule 14a-8 under the Exchange Act and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to our Secretary at Guitar Center, Inc., 5795 Lindero Canyon Road, Westlake Village, California 91362 and must be received no later than December 15, 2007. Your notice must include:

•       your name and address and the text of the proposal to be introduced;

•       the number of shares of stock you hold of record, beneficially own and represent by proxy as of the date of your notice; and

•       a representation that you intend to appear in person or by proxy at the meeting to introduce the proposal specified in your notice.

Our Amended and Restated Bylaws also provide for separate advance notice procedures which must be complied with to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting. The chairman of the meeting may refuse to acknowledge the introduction of your proposal if it is not made in compliance with the foregoing procedures or the applicable provisions of our Amended and Restated Bylaws.

By Order of the Board of Directors

Leland P. Smith
Executive Vice President of Corporate Development,
General Counsel and Secretary
Westlake Village, California
April 13, 2007

EXHIBIT A

AMENDMENT
TO THE
2004 GUITAR CENTER, INC.

INCENTIVE STOCK AWARD PLAN

Pursuant to the authority reserved to the Compensation Committee of the Board of Directors (the “Committee”) of Guitar Center, Inc., a Delaware corporation (the “Company”), under Section 11.3 of the 2004 Guitar Center, Inc. Incentive Stock Award Plan (the “Plan”), the Committee hereby amends the Plan as follows, subject to approval by the stockholders of the Company.

1.      Article I of the Plan is hereby amended to incorporate a new section following the definition of “Fair Market Value”, renumbering each subsequent section accordingly, to read in its entirety as follows:

“Full-Value Award” shall mean any Award under which a Holder may be issued shares of Common Stock without the Holder tendering consideration therefor in the form of Common Stock or cash at least equal to the Fair Market Value at the date of grant of the Common Stock issuable upon exercise or maturity of the Award.

2.      Section 2.1(a) of the Plan is hereby amended to read in its entirety as follows:

The shares of stock subject to Awards shall be Common Stock, initially shares of the Company’s Common Stock. Subject to adjustment as provided in Section 11.4, the aggregate number of such shares which may be issued with respect to Awards granted under the Plan shall not exceed 4,300,000 shares; provided, however, that each share of Common Stock issued under the Plan pursuant to a Full-Value Award shall reduce the number of shares of Common Stock available for issuance under the Plan by one and ninety-five one hundredths (1.95) shares.

3.      Section 2.2 of the Plan is hereby amended to read in its entirety as follows:

Add-back of Options and Other Rights.   If any Option, or other right to acquire shares of Common Stock under any other Award under the Plan, expires or is canceled without having been fully exercised, or is exercised in whole or in part for cash as permitted by the Plan, the number of shares subject to such Option or other right but as to which such Option or other right was not exercised prior to its expiration, cancellation or exercise may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Furthermore, any shares subject to Awards which are adjusted pursuant to Section 11.4 and become exercisable with respect to shares of stock of another corporation shall be considered cancelled and may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. If any shares of Restricted Stock are surrendered by the Holder or repurchased by the Company pursuant to Section 7.4 or 7.5 hereof, such shares may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Notwithstanding the provisions of this Section 2.2, under no circumstances may shares of Common Stock again be optioned, granted or awarded if (a) such shares of Common Stock have been delivered by the Holder or withheld by the Company upon exercise of any Award under the Plan in payment of the exercise price thereof or tax withholding thereon, (b) such shares of Common Stock that were subject to an Option or SAR are not issued upon the net settlement or net exercise of such Option or SAR, (c) such shares of Common Stock were repurchased on the open market with the proceeds of an Option exercise, or (d) such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

4.      Section 5.2 of the Plan is hereby amended to read in its entirety as follows:

Option Term.   The term of an Option granted to an Employee, Consultant or Director shall be set by the Committee in its discretion; provided, however, that in the case of Incentive Stock Options (and Non-Qualified Stock Options granted on or after April 4, 2007), the term shall not be more than 10 years from the date the Option is granted, or five years from the date an Incentive Stock Option is granted if the Incentive Stock Option is granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 424(e) of the Code). Except as limited by requirements of Section 422 of the Code and regulations and rulings thereunder applicable to Incentive Stock Options, the Committee may extend the term of any outstanding Option in connection with any Termination of Employment or Termination of Consultancy of the Holder, or amend any other term or condition of such Option relating to such a termination; provided, however, that the term of an outstanding Option shall not be extended to a date which is more than 10 years from the date on which such Option was granted.

5.      Section 9.1 of the Plan is hereby amended to read in its entirety as follows:

Grant of Stock Appreciation Rights.   A Stock Appreciation Right may be granted to any key Employee, Consultant or Director selected by the Committee. A Stock Appreciation Right may be granted (a) in connection and simultaneously with the grant of an Option, (b) with respect to a previously granted Option, or (c) independent of an Option. A Stock Appreciation Right shall have a per share exercise price which is set by the Committee, which price shall be no less than 100% of the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is granted. The term of a Stock Appreciation Right shall be set by the Committee, but shall not be more than 10 years from the date the Stock Appreciation Right was granted, and a Stock Appreciation Right  shall be subject to other such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement.

6.      Section 10.2 of the Plan is hereby amended to read in its entirety as follows:

Duties and Powers of Committee.   It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Award Agreements, to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith, and to interpret, amend or revoke any such rules. Interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. The Committee shall also have the power to amend any Award Agreement provided that the rights or obligations of the Holder of the Award that is the subject of any such Award Agreement are not affected adversely; provided, however, that without the approval of the stockholders of the Company, neither the Committee nor the Board shall authorize the amendment of any outstanding Option or SAR to reduce its exercise price. Notwithstanding anything contained herein, no Option or SAR shall be canceled and replaced with the grant of an Option or SAR having a lower exercise price or any other Award under this Plan, nor will any outstanding underwater Options or SARs under the Plan be purchased for cash without the approval of the stockholders of the Company. Grants or awards under the Plan need not be the same with respect to each Holder. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors. Any determination made by the Committee or the Board pursuant to this Section 10.2 shall be final, binding and conclusive.

7.      The foregoing amendment shall be submitted for approval at the annual meeting of the stockholders of the Company scheduled for May 10, 2007, or any postponement or adjournment thereof. The provisions of this amendment shall be presented to the stockholders in such format as shall be approved by the Secretary of the Company.

* * * * * * * *

I hereby certify that the foregoing amendment to the Plan was duly adopted by the Committee on April 4, 2007.

GUITAR CENTER, INC.
By:	/s/ LELAND P. SMITH
Leland P. Smith
Secretary

PROXY

GUITAR CENTER, INC.

Board of Directors Proxy for the Annual Meeting of Stockholders

at 5:00 p.m., Thursday, May 10, 2007

Guitar Center, Inc.

5795 Lindero Canyon Road

Westlake Village, California 91362

The undersigned stockholder of Guitar Center, Inc. hereby revokes any proxy or proxies previously granted and appoints Marty Albertson, Erick Mason and Leland Smith, or any of them, as proxies, each with full powers of substitution and resubstitution, to vote the shares of the undersigned at the above-stated Annual Meeting and at any adjournment or postponement thereof.

This proxy is solicited on behalf of the Board of Directors and will be voted in accordance with the specifications made on the reverse side. If a choice is not indicated with respect to Item (1), this proxy will be voted “for” each of the nominees listed; if a choice is not indicated with respect to Items (2) and (3) this proxy will be voted “for” such items. The proxyholders are authorized to use their discretion with respect to any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

By granting a proxy, the stockholder acknowledges receipt of the Annual Report to Stockholders for the year ended December 31, 2006 and the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 13, 2007.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

^  FOLD AND DETACH HERE  ^

You can now access your GUITAR CENTER, INC. account online.

Access your GUITAR CENTER, INC. shareholder/stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for GUITAR CENTER, INC., now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
		•	Establish/change your PIN

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For Technical Assistance Call 1-877-978-7778 between
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THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE PROPOSALS.	Mark here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

FOR all nominees listed below		WITHHOLD AUTHORITY	The Board of Directors recommends a vote FOR the election of the directors in Proposal 1 and
(except as marked to the contrary below)		to vote for all nominees below	FOR approval of Proposal 2 and Proposal 3.
					FOR	AGAINST	ABSTAIN
ITEM 1.	ELECTION OF	☐ ☐	2.	To approve an amendment to the 2004 Guitar Center, Inc. Incentive Stock Award Plan to, among other things, increase the number of shares that may be issued under the plan from 2,800,000 to 4,300,000.	☐	☐	☐
DIRECTORS
Nominees:
	01 Marty Albertson	06 Kenneth Reiss			FOR	AGAINST	ABSTAIN
	02 Larry Livingston	07 Walter Rossi	3	To ratify the selection of KPMG LLP as Guitar Center’s independent auditors for the year ending December 31, 2007.	☐	☐	☐
	03 Pat MacMillan	08 Peter Starrett
	04 Bob L. Martin	09 Paul Tarvin
05 George Mrkonic

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

				Dated:			, 2007

Signature

Signature if held jointly

Please sign exactly as your name appears on the Voting Form. If shares are registered in more than one name, the signatures of all such persons are registered. A corporation should sign in its full corporate name by a duly authorized officer, stating such officer’s title. Trustees, guardians, executors and administrators should sign in their official capacity giving their full title as such. A partnership should sign in the partnership name by an authorized person, signing such person’s title and relationship to the partnership.

	Signature		Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

^  FOLD AND DETACH HERE  ^

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/gtrc Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement

on the Internet at www.guitarcenter.com